                                      LEASE

                                     Between

                                    LANDLORD

                                BDC REALTY CORP.

                                       and

                                     TENANT

                                 SLEEPY'S, INC.


                              Dated: July __, 1996


                       Premises: 175 South Central Avenue
                               Bethpage, New York




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



                                TABLE OF CONTENTS

Article                                                                     Page
- -------                                                                     ----
1.       Demised Premises and Term of Lease                                   1
2.       Rent                                                                 1
3.       Impositions
4.       Surrender
5.       Insurance
6.       Landlord's Right to Perform Tenant's Covenants
7.       Repair and Maintenance of the Demised Premises
8.       Compliance with Laws, Ordinances, Etc.
9.       Changes and Alterations
10.      Discharge of Liens
11.      Use of Premises
12       No Waste
13       Entry on Demised Premises by Landlord
14       Indemnification of Landlord
15       Damage or Destruction
16       Condemnation
17       Subordination and Compliance with Mortgages
18       Assignments, Subleases and Transfers of Tenant's Interest
19       Conditional Limitations; Default Provisions
20       Statements
21       Invalidity of Particular Provisions
22       Notices
23       Condition of Title to Property and Quiet Enjoyment
24       Arbitration and Appraisal
25       Landlord Not Liable for Injury or Damage
26       No Rent Abatement
27       Brokerage
28       Environmental Requirements
29       Limitation on Landlord's Liability
30       Application Transfers and Return of Security
31       Option to Renew
32       Right of First Refusal
33       Option to Purchase
34       Miscellaneous



                                      (ii)


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                  THIS  LEASE is made and  executed  on this  _____ day of July,
1996 between BDC REALTY CORP., a New York corporation having its principal place of business at 175 South Central Avenue, Bethpage, New York 11714 ("Landlord") and SLEEPY'S, INC. (f/k/a Bedding Discount Center, Inc.), a New York corporation having its principal place of business at 175 South Central Avenue, Bethpage, New York 11714 ("Tenant").


                              W I T N E S S E T H:

                                    ARTICLE 1

                       DEMISED PREMISES AND TERM OF LEASE

                  Section 1.01 Landlord, in consideration of the premises and of the rents hereinafter reserved and of the covenants, agreements and conditions herein contained, to be kept and performed on the part of Tenant, hereby leases to Tenant and Tenant hereby hires from Landlord all those certain lots, pieces or parcels of land which are more particularly described in Exhibit A annexed hereto and made a part hereof, together with all buildings and improvements thereon, situate, lying and being in the County of Nassau and State of New York (the "Demised Premises");

                  TO HAVE AND TO HOLD the Demised Premises unto Tenant, and, subject to the provisions hereof, Tenant's successors and permitted assigns, for a term of thirteen years commencing on the ____ day of July, 1996 (the "Commencement Date") and expiring on the 31st day of July, 2009, unless this Lease shall sooner terminate as hereinafter provided. As used herein the term "Lease Year" shall mean a period of twelve (12) consecutive months, with the first Lease Year beginning on the Commencement Date and each succeeding Lease Year beginning on the anniversary date of the Commencement Date, provided, however, if the Commencement Date occurs on a day other than the first day of a month, then a Lease Year shall commence on the first day of the first month following the Commencement Date except that the first Lease Year shall include the period from the Commencement Date through the last day of the month in which the Commencement Date occurs. As used herein, "Lease term" or "term of this Lease" shall mean, prior to the exercise by Tenant of its right under Article 31 to extend the term of this Lease, the initial thirteen year term, and after the exercise by Tenant of any such extension right, "Lease term" or "term of this Lease" shall mean said initial term as extended.

                  Section 1.02 If Landlord shall be unable to give possession of the Demised Premises on the Commencement Date for any reason whatsoever, Landlord shall not be subject to any liability therefor, Tenant hereby expressly waiving the provisions of any law to the contrary. Under such circumstances, the rent reserved and covenanted to be paid as in this Lease provided, and the term hereof shall not commence until possession of the Demised Premises is given or the Demised Premises are available for occupancy by Tenant, and no such failure to give possession on the

Commencement Date shall in any way affect the validity of this Lease or the obligations of Tenant hereunder, nor shall the same be construed in any wise to extend the term of this Lease.

                                    ARTICLE 2

                                      RENT


                  Section 2.01
                  (a) Tenant covenants and agrees to pay to Landlord, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at Landlord's address specified in or furnished pursuant to Article 22 hereof, during the term specified in Section 1.01, and in any properly exercised renewal term specified in Article 31, a net rental at the annual rates set forth below. Such net annual rental (hereinafter called the "Rent") shall be in addition to all other payments to be made by Tenant as hereinafter provided and shall be paid in equal monthly installments in advance on the first day of each calendar month during the term of this Lease; the Rent for the first month of the term of this Lease being due and payable by Tenant to Landlord upon the execution and delivery of this Lease; and the Rent for the first and last calendar month of the term of this Lease shall be apportioned, if necessary. Rent for the first Lease Year shall be payable at the annual rate of Six Hundred Seventy-Nine Thousand Five Hundred ($679,500) Dollars per year until the Addition Completion Date (as hereinafter defined) at which time the annual rate shall increase to One Million Thirty-Five Thousand ($1,035,000) Dollars per year. The Rent payable for each Lease Year following the first Lease Year of the Lease term (each such Lease Year being herein referred to as a "Succeeding Lease Year") shall be increased each Lease Year to an amount equal to the product resulting from multiplying the Rent payable during such immediately preceding Lease Year by a fraction the numerator of which is the Price Index (as hereinafter defined) published for the first calendar month of the Succeeding Lease Year with respect to which the Rent is being adjusted and determined and the denominator of which is the Base Price Index (as hereinafter defined). Notwithstanding the foregoing, in no event shall the Rent for any Succeeding Lease Year be less than the Rent payable for the immediately preceding Lease Year. Until such time as Landlord shall give Tenant a notice setting forth the increased Rent for a Succeeding Lease Year due to an increase in the Price Index, Tenant shall continue to pay the Rent then in effect. Commencing on the first day of the month immediately following the receipt of such notice from Landlord, and continuing thereafter, Tenant shall pay as its monthly installment one-twelfth of the increased Rent for the Lease Year in question plus an amount equal to the difference between the amount of any and all previous monthly installments of Rent theretofore paid by Tenant for such Lease Year and the amount required to have been paid at the increased Rent. In calculating the Rent for the second Lease Year, the Rent payable for the first Lease Year shall be deemed to be One Million Thirty-Five Thousand ($1,035,000) Dollars per year rather than the actual Rent payable for the first Lease Year.

                  (b) As used herein the following terms shall have the following respective meanings:

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                           (i) "Price  Index" shall mean the  "Revised  Consumer
Price Index for All Urban Consumers, United States City Average, All Items (1982
- - 84 = 100)" published by the Bureau of Labor Statistics of the United States Department of Labor;

                           (ii) "Base  Price  Index"  shall mean the Price Index
published for the calendar month in which the Commencement Date occurs when computing the adjustment for the second Lease Year, and thereafter the Base Price Index shall mean the Price Index as published for the first calendar month of the Lease Year immediately preceding the Lease Year for which an adjustment is being computed (i.e., the Base Price Index shall change each year by a one year period); and

                           (iii) "Addition  Completion Date" shall mean the date
on which a temporary certificate of occupancy is issued for the Addition (as defined in Section 34.08 hereof) currently being constructed at the Demised Premises.

                  (c) In the event the Price Index shall hereafter be converted to a different standard reference base or otherwise revised, the determination of the Rent due hereunder shall be made with the use of such conversion factor, formula or table for converting the Price Index as may be published by the Bureau of Labor Statistics, or Prentice Hall, Inc. or any other nationally recognized publisher of similar statistical information. If at any time during the Lease term the Price Index shall no longer be published by said Bureau, then any comparable index issued by said Bureau or similar agency of the United States issuing similar indices shall be used for the foregoing purposes, the same, however, to be appropriately adjusted in order to give effect to the intent of the foregoing provisions of this Article. In the event that the U.S. Department of Labor, Bureau of Labor Statistics, changes the publication frequency of the Price Index so that a Price Index is not available to make a cost-of-living adjustment as herein provided, the cost-of-living adjustment shall be based on the percentage difference between the Price Index for the closest preceding month for which a Price Index is available and the Base Price Index.

                  Section 2.02 Tenant will pay the Rent without demand or notice and without abatement, deduction or set-off, except as may be required or permitted by this Lease, and will similarly pay, as additional rent, all other payments which Tenant in any of the provisions of this Lease assumes or agrees to pay, and, in the event of any nonpayment thereof, Landlord shall have (in addition to all other rights and remedies) all the rights and remedies provided herein or by law in the case of nonpayment of the Rent.

                  Section 2.03 Should Tenant fail to pay within ten (10) days of the date when due any installment of Rent, additional rent, or any other sum payable to Landlord under the terms of this Lease, then interest (as provided in Section 2.04) on such sum shall accrue from and after the date on which any such sum shall be due and payable, and such interest, together with a late charge equal to the greater of 2% of the delinquent amount or $200, to cover the extra expenses incurred by Landlord and involved in handling such delinquency, shall be paid by Tenant to Landlord at the time of payment of the delinquent sum. If Tenant shall issue a check to Landlord which is returned unpaid

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



for any reason, Tenant shall pay Landlord an additional charge of $200 for Landlord's expenses in connection therewith and thereafter all payments to Landlord herein shall be made by unendorsed certified or official bank checks.

                  Section 2.04 Whenever this Lease refers to "interest", the same shall be computed at an annual rate equal to the Prime Rate (as hereinafter defined) plus four (4%) percent except where otherwise in this Lease a different rate is specifically set forth. If, however, payment of interest at any such rate by Tenant (or by the tenant then in possession having succeeded to the Tenant's interest in accordance with the terms of this Lease) shall be unlawful, then "interest" shall, as against such party, be computed at the maximum rate lawfully payable by such party. "Prime Rate" shall mean the rate in effect at the time in question quoted or announced by Citibank, N.A. in New York, New York as its base rate.

                  Section 2.05 It is the purpose and intent of Landlord and Tenant that the Rent shall be absolutely net to Landlord, so that this Lease shall yield net to Landlord the Rent in each year during the term of this Lease, and that all costs, fees, Impositions (as defined in Article 3 hereof), charges, expenses, reimbursements and obligations of every kind and manner whatsoever relating to the Demised Premises (except only certain taxes of Landlord as provided in Section 3.02 and any payments on account of any existing fee mortgage or on account of any mortgage which Landlord may in the future place upon the fee interest in the Demised Premises) which may arise or become due during the term of this Lease, shall be paid or discharged by Tenant as additional rent, and Tenant hereby agrees to indemnify and to save Landlord harmless from and against such costs, fees, charges, expenses, Impositions, reimbursements and obligations and any interest thereon.

                  Section 2.06 In the event that Tenant is in arrears in payment of the Rent, Impositions (as hereinafter defined) or other additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited. No payment by Tenant or receipt by Landlord of a lesser amount than the correct Rent, Imposition or other additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.


                                    ARTICLE 3

                                   IMPOSITIONS

                  Section 3.01 Tenant shall pay (except as otherwise provided in Sections 3.02 and 3.04), before any fine, penalty, interest or cost may be added thereto or become due or be imposed

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by operation of law for the  non-payment  thereof,  (a) all taxes,  assessments, water and sewer rents, rates, charges (including without limitation, public utility charges), license, permit and other fees, excises, levies and other
governmental   charges,   general  and  special,   ordinary  and  extraordinary,
unforeseen and foreseen, of any kind and nature whatsoever, which at any time during the term of this Lease may be assessed, levied, confirmed, imposed upon or grow or become due and payable out of or in respect of, or become a lien on,
(i) the Demised Premises or any part thereof or any appurtenances thereto or the sidewalk or streets in front of or adjoining the Demised Premises, or upon any personal property located in, on or used in connection with the Demised Premises, (ii) the rent, income or other payments received by Tenant or anyone claiming by, through or under Tenant, (iii) any use or occupation of the Demised Premises, (iv) such franchise as may be appurtenant to the use of the Demised Premises, (v) this transaction and (vi) any document to which Tenant is a party creating or transferring an interest or estate in the Demised Premises, (b) all taxes charged, laid, levied, assessed or imposed in lieu of or in addition to any of the foregoing under or by virtue of all present or future laws, ordinances, requirements, orders, directions, rules or regulations of the federal, state, county and municipal governments and of all other governmental authorities whatsoever and (c) all fees and charges of public and governmental authorities for construction, maintenance, occupation or use during the term of any vault, passageway or space in, over or under any sidewalk or street on or adjacent to the Demised Premises, or for construction, maintenance or use during the term of this Lease of any part of any building covered hereby within the limits of any street (all such taxes, assessments, water and sewer rents, rates, charges, fees, excises, levies, license, permit and other fees and other governmental charges being herein referred to as "Impositions", and any of the same being herein referred to as an "Imposition"); provided, however, that:

                  (a) if, by law, any Imposition may at the option of the taxpayer be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), to the extent permitted by any existing or future mortgage affecting Landlord's interest in the Demised Premises, Tenant may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments, and in such event shall pay such installments as may become due during the term of this Lease as the same respectively become due and before any fine, penalty, further interest or cost may be added thereto, provided, however, that all installments of any such Imposition which are to become due and payable after the expiration or sooner termination of the term of this Lease shall be paid by Tenant (1) at least one
(1) year prior to the date of such expiration, (2) upon such sooner termination or (3) if such Imposition is levied within one (1) year of such expiration, on the date of such levy; and

                  (b) any Imposition (other than Impositions which have been converted into installment payments by Tenant as provided in subdivision (a) of this Section 3.01) relating to a fiscal period of the taxing authority, a part of which is included within the term of this Lease and a part of which is included after the expiration of the term of this Lease, shall (whether or not such Imposition shall be assessed, levied, confirmed, imposed upon or in respect of or become a lien upon the Demised Premises, or shall become payable, during the term of this Lease) be apportioned between Landlord and Tenant as of the expiration of this Lease, so that Tenant shall pay that portion of such Imposition as is represented by a fraction the numerator of which is the number of days in such fiscal

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



period that fall within the term of this Lease and the denominator of which is the number of days in the fiscal period in question; except that if Tenant shall be in default in the performance of any of Tenant's monetary covenants, agreements and undertakings in this Lease and such default shall not have been cured within the applicable grace period, if any, set forth in Section 19.01, then, to the extent of the amount of any such monetary default, Tenant shall not be entitled to an apportionment.

                  Section 3.02 Nothing herein contained shall require Tenant to pay municipal, state or federal income taxes assessed against Landlord, municipal, state or federal capital levy, estate, succession, inheritance or transfer taxes of Landlord, or corporation franchise taxes imposed upon any corporate owner of the fee interest in the Demised Premises; provided, however, that if at any time during the term of this Lease the methods of taxation prevailing at the commencement of the term hereof shall be altered so that in lieu of or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed, or imposed on real estate and the improvements thereon, there shall be levied, assessed and imposed, (a) a tax, assessment, levy, imposition or charge, wholly or partially as a capital levy or otherwise, on the rents received from real estate and the improvements thereon, or (b) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Demised Premises and imposed upon Landlord, or (c) a license fee measured by the Rent and/or additional rent payable by Tenant under this Lease, then all such taxes, assessments, levies, impositions or charges or the part thereof so measured or based, shall be deemed to be included within the term "Impositions" to the extent that such Impositions would be payable if the Demised Premises were the only property of Landlord subject to such Impositions, and Tenant shall pay and discharge the same in the same manner as herein provided for the payment of Impositions.

                  Section 3.03 Tenant will furnish to  Landlord,  within  twenty
(20) days prior to the date when any Imposition would become delinquent, official receipts of the appropriate taxing authority, or other evidence satisfactory to Landlord, evidencing the payment thereof.

                  Section 3.04
                  (a) Tenant shall have the right to contest in good faith the amount or validity, in whole or in part, of any Imposition by appropriate proceedings, diligently conducted, but only after payment of such Imposition, unless such payment would operate as a bar to such contest or interfere materially with the prosecution thereof, in which event, notwithstanding the provisions of Section 3.01 or Section 3.06, Tenant may postpone or defer payment of such Imposition during the pendency of such proceedings if:

                           (i) neither the Demised Premises nor any part thereof
would by reason of such postponement or deferment be in danger of being forfeited or lost; and

                           (ii) Landlord  would not be subjected to any criminal
sanctions or penalties; and

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



                           (iii) Tenant shall have deposited  with Landlord,  or
with any mortgagee of Landlord's interest in the Demised Premises designated by Landlord, the amount so contested and unpaid, together with all interest and penalties in connection therewith and all charges that will or might be assessed against or become a charge on the Demised Premises or any part thereof in such proceedings, or shall have furnished to Landlord or such mortgagee other security (which may be in negotiable obligations of the United States of America), reasonably satisfactory to Landlord and such mortgagee, sufficient to cover said amount, interest, penalties and charges for the period which such proceedings may reasonably be expected to take.

                  (b) Upon the termination of any such proceeding, Tenant shall pay, or may direct Landlord or such mortgagee, as the case may be, to pay out of the amounts deposited by Tenant with Landlord or such mortgagee pursuant to clause (iii) of subsection (a) of this Section 3.04, the amount of such Imposition or part thereof as finally determined in such proceeding, the payment of which was deferred during the prosecution of such proceeding, together with any costs, fees, interest, penalties or other liabilities in connection therewith, and, upon such payment, Landlord or such mortgagee, as the case may be, shall return, without interest, the balance of the amount, if any, deposited with it with respect to such Imposition as aforesaid. If, at any time during the continuance of such proceeding, Landlord or such mortgagee, as the case may be, shall deem the amount deposited as aforesaid insufficient, Tenant shall, upon demand, make an additional deposit of such sum as Landlord or such mortgagee, as the case may be, reasonably requests, and upon failure of Tenant so to do, the amount theretofore deposited may be applied by Landlord or such mortgagee, as the case may be, to the payment, removal and discharge of such Imposition, the interest and penalties in connection therewith and any costs, fees or other liability accruing in any such proceedings, and the balance, if any, shall be returned to Tenant.

                  (c) Landlord or Tenant shall have the right to seek a reduction in the valuation of the Demised Premises assessed for tax purposes, it being understood and agreed that, except for the first and last years of the term of this Lease, Tenant shall have the prior right to seek such reduction and to prosecute any action or proceeding in connection therewith. In the event that for any year, other than the first and last years of the term of this Lease, Tenant elects not to seek such a reduction, Tenant shall so notify Landlord not later than thirty days prior to the last day that an application for a reduction can be made, to permit Landlord to seek a reduction for the applicable year. Regardless of whether Landlord or Tenant seeks such reduction, any refund and all reasonable expenses and fees incurred by Landlord or Tenant in connection therewith shall be apportioned in the proportion that each party's share of the refund bears to the total refund. If any tax refund payable as a result of any proceeding to review said assessed valuation is based upon a payment made by Tenant and does not to any extent pertain to a period before the commencement or after the expiration of the term of this Lease, Tenant shall be authorized to collect the same, provided that no Event of Default (as hereinafter defined) shall then exist hereunder. However, if such tax refund shall to any extent pertain to a period before the commencement or after the expiration of the term of this Lease, Landlord shall collect the same and shall be entitled to retain the same, subject to apportionment as aforesaid, and to be reimbursed as additional rent hereunder for all reasonable expenses and fees incurred by

Landlord in connection therewith, in the proportion that Landlord's share of the refund bears to the total refund.

                  Section 3.05 Landlord shall not be required to join in any proceedings referred to in Section 3.04 unless the provisions of any law, rule or regulations at the time in effect shall require that such proceedings be brought by and/or in the name of Landlord or any owner of the Demised Premises, in which event Landlord shall join in such proceedings or permit the same to be brought in its name. Landlord shall not be subjected to any liability for the payment of any costs or expenses in connection with any such proceedings, and Tenant will indemnify and save harmless Landlord from any such costs and expenses (including attorneys' fees and disbursements) incurred by Landlord with respect thereto. Except as otherwise provided in this Lease, Tenant shall be entitled to any refund of any Imposition and penalties or interest thereon received by Landlord which was paid by Tenant, or which was paid by Landlord but previously reimbursed to Landlord in full by Tenant.

                  Section 3.06 The certificate, advice, notice or bill of the appropriate official designated by law to make or issue the same, or to receive payment of any Imposition, of non-payment of such Imposition shall be prima facie evidence that such Imposition is due and unpaid at the time of the making or issuance of such certificate, advice, notice or bill.

                  Section 3.07 Landlord appoints Tenant the attorney-in-fact of Landlord for the purpose of making all payments to be made by Tenant pursuant to any of the provisions of this Lease to persons or entities other than Landlord. In case any person or entity to whom any sum is directly payable by Tenant under any of the provisions of this Lease shall refuse to accept payment of such sum from Tenant, Tenant shall thereupon give written notice of such fact to Landlord and shall pay such sum directly to Landlord, and Landlord shall thereupon pay such sum to such person or entity.

                  Section 3.08 At the option of Landlord, Tenant's obligations under Section 3.01 to pay real estate taxes shall be discharged as set forth in this Section 3.08:

                  (a) Upon request by Landlord, Tenant shall deposit with Landlord a sum equal to the accrued but unpaid real estate taxes for the Demised Premises and on the first day of each and every month thereafter during the term of this Lease, a sum equal to one-twelfth (1/12) of the annual real estate taxes assessed or imposed against the Demised Premises for the then current tax year, the intent being that Landlord shall have on hand at all times a deposit at least equal to the accrued amount of real estate taxes. (The funds deposited by Tenant with Landlord pursuant to this Section 3.08 which have not been applied by Landlord pursuant to this Section shall be referred to herein as the "Deposit".) In the event that the Deposit does not cover the accrued amount of real estate taxes, then Tenant shall forthwith deposit with Landlord the deficiency. If the amount of the Deposit is in excess of the accrued real estate taxes, such excess shall be credited toward future deposits required to be made under this Section 3.08. If permitted by law, the Deposit shall bear no interest and may be commingled with the funds of Landlord. As and when the real estate taxes become due and payable, Landlord shall promptly pay the same from the Deposit and forward to Tenant receipted bills or other satisfactory evidence showing such payment and Tenant shall not be required to furnish the

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proof of payment of such taxes  provided for in Section  3.03  hereof.  Landlord shall have no obligation to use the Deposit to pay any installment of taxes prior to the last day on which payment thereof may be made without penalty or interest. In the event that the amount of the real estate taxes assessed or imposed against the Demised Premises for the then current tax year has not been fixed at the time when any such monthly deposit is herein required to be made, Tenant shall make such deposit based upon the amount of the real estate taxes assessed or imposed against the Demised Premises for the preceding tax year, subject to adjustment as and when the amount of such real estate taxes for the then current tax year is ascertained. If Tenant shall have made the deposits required by this Section and Landlord fails to pay any installment of real estate taxes prior to the time when any interest or penalty would accrue thereon, Tenant may, at its option, pay any such installment together with interest or penalties thereon, if any, and deduct the amount so paid, with interest thereon at five (5%) percent per annum from the date of such payment, from the next succeeding installment(s) of Rent and/or from any succeeding tax deposits which would otherwise be due and payable by Tenant to Landlord. In addition to any other remedies available to Tenant, Tenant shall have recourse against the Deposit with respect to any amount paid by Tenant pursuant to the previous sentence with respect to real estate taxes for the Demised Premises. If Tenant is in default in the performance of any of Tenant's monetary covenants, agreements and undertakings in this Lease (including without limitation the payment of all Rent and additional rent due under this Lease) and such default shall not have been cured within the applicable grace period, if any, set forth in Section 19.01, then, to the extent of the amount of any such monetary default, Landlord, at its option, may apply the Deposit to cure such default. Upon such application, Tenant shall promptly deposit with Landlord, the full amount then required under this Section 3.08, which amount shall not be diminished because of such application. Upon an assignment by Landlord of its interest in this Lease, Landlord shall have the right to pay over the Deposit to the assignee and Landlord shall thereupon be completely released from all liability with respect to the Deposit and Tenant shall look solely to the assignee in reference thereto. This provision shall apply to every transfer of the Deposit to a new assignee.

                  (b)  Notwithstanding  the provisions of subsection (a) of this
Section 3.08, if the provisions of any mortgage of Landlord's fee interest in Demised Premises require deposits for real estate taxes to be made with the holder of such mortgage, Tenant shall make such tax deposits with the holder of such mortgage instead of with Landlord in accordance with, and subject to, the provisions of such mortgage, which provisions of such mortgage with regard to such tax deposits shall control and supersede the provisions of subsection (a) of this Section 3.08.


                                    ARTICLE 4

                                    SURRENDER

                  Section 4.01 Upon the expiration or earlier termination of this Lease, Tenant shall peaceably surrender the Demised Premises, including all buildings, replacements, changes, additions and improvements constructed, erected, added or placed by Tenant thereon, unto the possession and use of Landlord without delay and, except for reasonable wear and tear and subject to the provisions

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of Article 15, in good  order,  condition  and repair,  broom clean and free and clear of all lettings and occupancies and of all liens and encumbrances, other than those, if any, as to which this Lease is now subject or as to which Landlord expressly consents in writing. No agreement to accept a surrender of all or any part of the Demised Premises shall be valid unless in writing and signed by Landlord. The delivery of keys to any employee of Landlord or of its agent shall not operate as a termination of this Lease or a surrender of the Demised Premises. If Tenant shall at any time request Landlord to sublet the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant's property in connection with such subletting.

                  Section 4.02 If Landlord so elects, Tenant, at its sole cost and expense, and prior to the expiration or earlier termination of this Lease, shall (a) remove any work, alteration, addition or improvement made by Tenant to the Demised Premises (in no event shall the Addition be deemed to be an improvement made by Tenant), (b) restore the Demised Premises to the condition existing prior to the performance of such work, alteration, addition or improvement and (c) repair all damage to the Demised Premises caused by or resulting from such removal. Tenant, at its sole cost and expense, and also prior to the expiration or earlier termination of this Lease, shall remove all of its or any subtenant's furniture, trade fixtures and equipment and other personal property (not constituting part of the Demised Premises) and shall cause the building to be restored to its condition prior to the installation and removal of such furniture, trade fixtures and equipment and personal property and cause any damage due to such removal to be repaired.

                  Section 4.03 Any property of Tenant or any subtenant which shall remain on the Demised Premises after the expiration or earlier termination of this Lease and the removal of Tenant from the Demised Premises may, at the option of Landlord, be deemed to have been abandoned by Tenant or any such subtenant and either may be retained by Landlord as its property, stored by Landlord at Tenant's expense and risk, or be disposed of, without accountability, in such manner as Landlord may see fit and at Tenant's expense.

                  Section 4.04 Landlord shall not be responsible for any loss or damage occurring to any property owned by Tenant or any subtenant.

                  Section 4.05 If Tenant shall default in surrendering the Demised Premises upon the expiration or termination of the Lease term, Tenant's occupancy subsequent to such expiration or termination, whether or not with the consent or acquiescence of Landlord, shall be deemed to be that of a tenancy at will and in no event from month-to-month or from year-to-year, and it shall be subject to all the terms, covenants and conditions of this Lease applicable thereto, except the Rent shall be 150% the amount payable in the last year of the Lease term, and no extension or renewal of the Lease shall be deemed to have occurred by such holding over.

                  Section 4.06 The provisions of this Article 4 shall survive the expiration of this Lease.


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                                    ARTICLE 5

                                    INSURANCE

                  Section 5.01 Tenant, at its sole cost and expense, shall keep all buildings, improvements and equipment on, in or appurtenant to the Demised Premises at the commencement of the term of this Lease and thereafter erected or installed, insured, during the term of this Lease, against loss or damage by fire, lightning, windstorm, hail, explosion, vandalism and malicious mischief, riot and civil commotion, aircraft, vehicles and smoke, and all other standard extended coverage from time to time available including an inflation guard endorsement (with provisions for deduction of not more than $1,000), in an amount sufficient to prevent Landlord or Tenant from being a co-insurer within the terms of the policy or policies in question and in no event less than 100% of the full replacement cost thereof, exclusive of the cost of foundations, excavations and footings below the lowest basement floor. Such value shall be determined from time to time, at Tenant's expense, but not more frequently than once in any thirty-six (36) consecutive calendar months, at the request of Landlord, by one of the insurers or, at the option of Landlord, by an appraiser, architect or contractor designated by Landlord. No omission on the part of Landlord to request any such determination shall relieve Tenant of its obligations hereunder. Notwithstanding the foregoing, if such insurance or other coverage is required by the holder of any fee mortgage on Landlord's interest in the Demised Premises, Tenant shall be bound by and comply with the requirements of such mortgage, provided Landlord informs Tenant of such requirements.

                  Section 5.02 Tenant, at its sole cost and expense, shall maintain:

                  (a) comprehensive general public liability insurance against claims for bodily injury, death or property damage, occurring on, in or about the Demised Premises, including without limitation, the parking areas, if any, and any vehicles operated or parked thereon or the elevators or any escalator therein, and on, in or about the adjoining streets, property and passageways, such insurance to afford minimum protection, during the term of this Lease, in single limit of not less than $5,000,000.00 in respect of bodily injury or death to any one person and of not less than $5,000,000.00 in any one accident, and of not less than $5,000,000.00 for property damage, which amounts shall be subject to increase over the term of the Lease as provided in subsection (f) of this
Section 5.02;

                  (b) boiler and machinery insurance, provided the buildings or other improvements now or hereafter located on the Demised Premises during the term of this Lease contain equipment of the nature ordinarily covered by such a policy;

                  (c) extended coverage fire and casualty insurance insuring Tenant's leasehold improvements, merchandise, trade fixtures, furnishings, operation equipment and other property for the full replacement value thereof;

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



                  (d) rent insurance covering risks referred to in Section 5.01 (including those embraced by standard extended coverage endorsements) in an amount sufficient to prevent Tenant from being a co-insurer within the terms of the applicable policies, but in any event in an amount not less than the Rent, Impositions and other reasonably estimated additional rent hereunder for a period of twenty-four (24) months; and Tenant hereby assigns to Landlord so much of its interest in the proceeds of such insurance so that in the event the Demised Premises shall be damaged to the extent of $10,000 or more, there shall be paid to Landlord so much of the proceeds of such insurance, to the extent of the recovery, as shall in the aggregate equal the Rent, Impositions and other estimated additional rent for a period of twenty-four (24) months. Such amount shall be paid to Landlord on account of, and Tenant shall receive a credit against, the Rent, Impositions and other additional rent payable by Tenant until the completion of the restoration of the buildings and other improvements, if any, located on the Demised Premises, at which time, provided no Event of Default shall then exist, the balance, if any, of such amount shall be returned to Tenant;

                  (e) if a sprinkler  system  shall be located in any portion of
the  Demised  Premises,   sprinkler  leakage  insurance  in  amounts  and  forms
satisfactory to Landlord; and

                  (f) such other and/or additional insurance, in such amounts, as may from time to time be required by (i) Landlord against the hazards expressly covered by the provisions of this Section 5.02 as well as against any other hazards as are commonly insured against in respect of similarly situated premises, or (ii) the holder of any fee mortgage on Landlord's interest in the Demised Premises.

                  Section 5.03 Tenant may effect for its own account any insurance not required under the provisions of this Lease, provided same does not directly or indirectly result in a diminution of the insurance coverage required to be furnished to Landlord and provided, further, that Landlord shall be named as an additional insured thereunder. Tenant shall promptly notify Landlord of the issuance of any such insurance and of the details thereof.

                  Section 5.04 All insurance provided for in this Article shall be effected under standard form, valid and enforceable policies issued by insurers of recognized responsibility, which are well rated by a national rating organization, with a rating sufficient to satisfy the rating requirements provided for in any Existing Fee Mortgages (as hereinafter defined), licensed to do business in the State of New York and approved by Landlord, which approval shall not be unreasonably withheld. Upon the execution of this Lease, and thereafter not less than thirty (30) days prior to the respective expiration dates of the expiring policies theretofore furnished pursuant to this Article, and not less than fifteen (15) days after the issuance of any new or additional policies to be furnished pursuant to this Article, originals or certified copies of the policies (or, in the case of general public liability insurance, certificates of the insurers satisfactory to Landlord) bearing notations evidencing the payment of premiums, or accompanied by other evidence of such payment satisfactory to Landlord, shall be delivered by Tenant to Landlord or as Landlord may direct (subject to the provisions of any fee mortgage of Landlord's interest in the Demised Premises).

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



                  Section 5.05 All policies of insurance provided for in Sections 5.01 and 5.02 or carried pursuant to Section 5.03 shall name Landlord and Tenant as parties insured, and shall also name the holders of all fee mortgages on Landlord's interest in the Demised Premises as parties insured, under a standard mortgagee endorsement. The loss, if any, under any policies provided for in this Article 5 shall be adjusted with the insurance companies by Landlord, Tenant and the holder of each fee mortgage. The proceeds of any such insurance as so adjusted, shall be payable to the holders of the aforesaid mortgages as their interests may appear, and then (except for the proceeds of rent insurance which are payable to Landlord pursuant to subdivision (d) of
Section 5.02), to the Trustee referred to in Section 15.02 for the purposes set forth in Article 15. All such policies shall provide that the loss, if any, thereunder shall be adjusted and paid as hereinabove provided. Each such policy shall contain a provision (if obtainable) that no act or omission of Tenant shall affect or limit the obligation of the insurance company so to pay the amount of any loss sustained and an agreement by the insurer that such policy shall not be cancelled without at least thirty (30) days' prior written notice to Landlord and the holder of each fee mortgage encumbering the Demised Premises.

                  Section 5.06 Upon the expiration of this Lease, the unearned premiums upon any such insurance policies lodged with Landlord by Tenant which are transferable and which Landlord elects to have transferred to Landlord, shall be apportioned, provided that if Tenant shall then be in default in the payment of any sums required to be paid by Tenant under this Lease, then, to the extent of the amount of any such default, Tenant shall not be entitled to an apportionment.

                  Section 5.07 Any insurance provided for in this Article 5 may be effected by a policy or policies of blanket insurance, provided that the same shall be satisfactory to the holders of all fee mortgages affecting the Demised Premises, and further provided that (a) the amount of the total insurance expressly allocated to and reserved for the Demised Premises shall be such as to furnish the equivalent protection of separate policies in the amounts herein required and (b) in all other respects any such policy or policies shall comply with the other provisions of this Lease, except that no such policy shall be submitted to Landlord less than thirty (30) days prior to the expiration of an existing policy. It shall not be necessary to deliver the original of any blanket policy to Landlord, or as Landlord may direct (unless required by the holder of a fee mortgage), but Landlord shall be furnished with a duplicate original or certified copy of the policy and an original endorsement thereto naming Landlord as an insured and providing for the coverage set forth in Sections 5.05 and 5.08.

                  Section 5.08 All insurance policies which Tenant is required to obtain under this Article 5 shall contain a waiver of subrogation in favor of Landlord. If Landlord, in its sole discretion, obtains any insurance policies covering the Demised Premises, all such policies shall contain a waiver of subrogation in favor of Tenant.


                                    ARTICLE 6

                 LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS

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                  Section  6.01 If  Tenant  shall  at any  time  fail to pay any
Imposition in accordance with the provisions of Article 3, or to pay for or maintain any of the insurance policies provided for in Article 5, or to make any other payment or perform any other act on its part to be made or performed hereunder, then Landlord, after five (5) days' notice to Tenant (or, in case of any emergency, on such notice, or without notice, as may be reasonable under the circumstances) and without waiving, or releasing Tenant from any obligation of Tenant under this Lease, may (but shall not be required to):

                  (a) pay any Imposition payable by Tenant pursuant to the provisions of Article 3, or

                  (b) pay for and maintain any of the insurance policies provided for in Article 5, or

                  (c) make any other payment or perform any other act on Tenant's part to be made or performed as in this Lease provided,

and may enter upon the Demised Premises for such purpose and take all such action thereon as may be necessary therefor.

                  Section 6.02 All sums so paid by Landlord and all costs and expenses incurred by Landlord in connection with the performance of any such act, together with interest thereon from the respective dates of Landlord's making of each such payment or incurring of each such cost and expense, shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand. Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of Tenant's failure to provide and keep in force insurance as required under this Lease, to the amount of the insurance premium or premiums not paid or incurred by Tenant with respect to such insurance, but Landlord shall also be entitled to recover as damages for such breach, the uninsured amount of any losses, damages, costs and expenses suffered or incurred by Landlord to the extent any such loss, damage, cost or expense would have been covered if the insurance required under this Lease had been maintained by Tenant.


                                    ARTICLE 7

                 REPAIR AND MAINTENANCE OF THE DEMISED PREMISES

                  Section 7.01
                  (a) Tenant shall, at all times during the term of this Lease, and at its own cost and expense, put, keep, replace, rebuild and maintain in good repair, in a neat, good and safe order and condition and free of vermin, the buildings, improvements, parking areas, driveways, sidewalks, loading docks, landscaping, shrubbery and plantings on the Demised Premises existing at the commencement of the term of this Lease or thereafter erected, or now or hereafter forming part of the Demised Premises, and the full equipment, fixtures and appurtenances, both inside and outside, of all of such buildings and improvements, whether extraordinary or ordinary, howsoever the

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



necessity or desirability for repair may occur, and whether or not necessitated by wear, tear, obsolescence or defects, latent or otherwise. Tenant shall use all reasonable precaution to prevent waste, damage or injury to the Demised Premises and all of the buildings, improvements, parking areas, driveways, sidewalks, loading docks, landscaping, shrubbery and plantings now or hereafter on or forming a part of the Demised Premises. Tenant shall also, at its sole cost and expense, put, keep, replace and maintain in thorough repair and in a neat, good and safe order and condition, and free from dirt, snow, ice, rubbish and other obstructions or encumbrances, the sidewalks, areas, fuel chutes, sidewalk hoists, railings, gutters and curbs in front of and adjacent to the Demised Premises and water and sewer connections, gas pipes, wires and conduits for electricity and the like servicing the Demised Premises.

                  (b) Landlord shall not be required to furnish to Tenant any facilities or services of any kind whatsoever during the term of this Lease, such as, but not limited to, water, steam, heat, gas, hot water, electricity, light and power, and Tenant covenants to obtain and pay for same (including wages of employees engaged in the operation and maintenance of the Demised Premises).

                  (c) Except as specified in Section 34.08 hereof, Landlord shall in no event be required to make any alterations, rebuildings, replacements, changes, additions, improvements or repairs to the Demised Premises during the term of this Lease.


                                    ARTICLE 8

                     COMPLIANCE WITH LAWS, ORDINANCES, ETC.

                  Section 8.01 Tenant shall not use or occupy or permit the Demised Premises to be used or occupied, nor do or permit anything to be done in or on the Demised Premises, which would in any way violate any certificate of occupancy affecting the Demised Premises, or make void or voidable any insurance then in force with respect thereto, or which may make it difficult or impossible to obtain the fire or other insurance required to be furnished by Tenant under this Lease, or as will cause or be apt to cause injury to the buildings or other improvements located on the Demised Premises or any part thereof, or as will constitute a public or private nuisance. Tenant, at its sole cost and expense, shall promptly comply with all present and future laws (including without limitation all environmental laws), ordinances, orders, rules, regulations and requirements, foreseen and unforeseen, ordinary as well as extraordinary, of all federal, state and municipal governments, courts, departments, commissions, boards and officers, any national or local Board of Fire Underwriters, any insurance underwriting board or insurance inspection bureau, and of all insurance carriers in respect of the Demised Premises, or any other body exercising functions similar to those of any of the foregoing, which may be applicable to the Demised Premises or any part thereof and the sidewalks, curbs, streets and roads adjoining the Demised Premises, or to the use or manner of use of the Demised Premises, or to the owners, tenants or occupants of the Demised Premises, even though for compliance therewith such law, ordinance, rule, order, regulation or requirement may necessitate structural changes, repairs or improvements, or changes to the use or application of portions of the

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Demised  Premises,  or the removal of hazardous  waste or other materials or any encroachments or projections, ornamental, structural or otherwise, onto or over the streets adjacent to the Demised Premises, or onto or over other property contiguous or adjacent thereto, and even though compliance with the provisions of this Section 8.01 may interfere with the use and enjoyment of the Demised Premises. Tenant shall protect, hold harmless and indemnify Landlord from and against all fines, penalties and claims for damages of every kind and nature, including, but not limited to clean up costs, arising out of Tenant's failure to comply with this Section 8.01, the intention of the parties being that, except as otherwise specifically provided herein, Tenant shall discharge and perform all of the obligations of Landlord, as well as all of the obligations of Tenant, with respect to the Demised Premises during the term of this Lease, and shall save harmless Landlord therefrom, so that at all times the rental of the Demised Premises shall be net to Landlord without deduction or expenses on account of any such law, ordinance, rule, order, regulation or requirement, or the necessity for compliance therewith, whatsoever it may be.

                  Section 8.02
                  (a) Subject to the terms and conditions of this Section 8.02, Tenant shall have the right to contest by appropriate proceedings, diligently conducted in good faith, in the name of Tenant or, subject to the last sentence of this Article 8, in the name of Landlord or of Landlord and Tenant, without cost or expense to Landlord, the validity or application of any law, ordinance, order, rule, regulation or requirement of the nature referred to in Section
8.01. If by the terms of any such law, ordinance, order, rule, regulation or requirement, compliance therewith pending the prosecution of any such proceeding may legally be delayed without the incurrence of any lien, charge or liability of any kind against the Demised Premises or Tenant's leasehold interest therein and without subjecting Tenant or Landlord to any liability, civil or criminal, for failure to comply therewith and without violating the provisions of any fee mortgage affecting the Demised Premises, Tenant may delay compliance therewith until the final determination of such proceeding. If any lien, charge or civil liability would be incurred by reason of any such delay, Tenant nevertheless, with the prior consent of Landlord and, if required by any mortgagee of Landlord's fee interest in the Demised Premises, with the prior consent of such mortgagee, may contest and delay compliance as aforesaid, provided that such delay would not subject Landlord to criminal liability and Tenant (i) furnishes to Landlord security, satisfactory to Landlord and any such fee mortgagee, against any loss or injury by reason of such contest or delay and (ii) prosecutes the contest with due diligence.

                  (b) Landlord shall not be required to join in any proceeding referred to in subsection (a) of this Section unless the provisions of any applicable law, rule or regulation at the time in effect shall require that such proceeding be brought by and/or in the name of Landlord, in which event Landlord shall join in such proceeding or permit the same to be brought in its name, but Tenant, as additional rent hereunder, shall reimburse Landlord for any out-of-pocket expense incurred by Landlord in connection therewith (including attorneys' fees and disbursements).



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                                    ARTICLE 9

                             CHANGES AND ALTERATIONS

                  Section 9.01
                  (a) Except as hereinafter  provided and as provided in Section
34.08 hereof, Tenant, without Landlord's prior written consent, shall not make any changes, alterations, improvements or additions to the Demised Premises or any portion thereof. Provided that there shall not then exist any Event of Default and that Tenant shall have taken occupancy of the Demised Premises, Tenant, upon forty-five (45) days notice to Landlord, unless a longer notice period is required herein, shall have the right at any time and from time to time during the term of this Lease to make, at its sole cost and expense, interior changes and alterations in or to the building (which term, whenever used in this Lease, shall include buildings if there be more than one) located on the Demised Premises, subject, however, in all cases to subsection (b) of this Section.

                  (b) Any changes, alterations, improvements, additions, repairs and/or restorations which Tenant is either required or permitted to make under this Lease, including without limitation any interior, structural and/or non-structural changes or alterations, shall in all cases be made subject to the following:

                           (i) no change or alteration of any kind shall be made
which would prevent or interfere with the performance of Tenant's obligations under Section 8.01 hereof or tend to reduce or impair the value, rental, rental value, gross sales, rentability, structural strength or usefulness of the Demised Premises (any dispute in connection therewith to be determined by arbitration pursuant to Article 24);

                           (ii) no change  or  alteration  of any kind  shall be
made which would give to any owner, lessee or occupant of any other property or to any other person or corporation any easement, right-of-way or any other right over the Demised Premises;

                           (iii) no change or  alteration  affecting the roof of
the building on the Demised Premises, or any portion thereof, shall be made without the Landlord's prior written consent;

                           (iv) no change or  alteration  involving an estimated
cost of more than $200,000.00 shall be made without the prior written consent of Landlord;

                           (v) no changes or alterations  involving an aggregate
estimated cost of more than $300,000.00 to be made in any twelve month period shall be made without the prior consent of Landlord;

                           (vi) no  change  or  alteration  shall be  undertaken
until all plans and specifications shall be filed with and approved by all municipal departments and governmental subdivisions having jurisdiction and Tenant shall have procured and paid for, so far as the same may

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be required from time to time, all permits and  authorizations  of all municipal departments and governmental subdivisions having jurisdiction. (Landlord shall join in the application for such permits or authorizations whenever such joinder is necessary, but without any liability or expense to Landlord.);

                           (vii) any  changes or  alterations  involving  in the
aggregate an estimated cost of more than $50,000.00 shall be conducted under the supervision of an architect or engineer selected and paid for by Tenant and reasonably approved in writing by Landlord, and no such change or alteration shall be made except in accordance with detailed plans and specifications and cost estimates prepared and approved by such architect or engineer and by Landlord;

                           (viii)  any  change  or  alteration   shall  be  made
promptly, in a good and workmanlike manner and in compliance with all applicable permits, authorizations and building and zoning laws and with all other laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, departments, commissions, boards and officers, any national or local Board of Fire Underwriters, or any other body hereafter exercising functions similar to those of any of the foregoing, and the consent of the holder of each fee mortgage affecting the Demised Premises shall be obtained if required under the terms of any such mortgage;

                           (ix) before the commencement of any work Tenant shall
(A) pay the increase in any insurance premiums caused by the work and obtain and pay for worker's compensation insurance covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the Demised Premises, and (B) in the case of any change, alteration or reconstruction having an estimated cost of $25,000.00 or more, obtain and pay for builder's risk insurance, which shall be maintained or caused to be maintained by Tenant, at Tenant's sole cost and expense, at all times when any work is in progress in connection with any such change, alteration or reconstruction; all such insurance shall be issued by insurers of recognized responsibility, which are well rated by a national rating organization, with a rating sufficient to satisfy the rating requirements provided for in any Existing Fee Mortgages (as hereinafter defined), licensed to do business in the State of New York and approved by Landlord, which approval shall not be unreasonably withheld and shall otherwise meet the requirements of
Article 5 hereof; all policies or certificates therefor issued by the respective insurers, bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Landlord of such payment, shall be delivered to Landlord, or as Landlord may direct (subject to the provisions of any fee mortgage);

                           (x) if the  estimated  cost  of any  such  change  or
alteration shall be in excess of $50,000.00, Tenant, before commencing any work, at Tenant's sole cost and expense, shall furnish to Landlord a surety company performance and payment bond, issued by a surety company acceptable to Landlord, in an amount at least equal to the estimated cost of such change, alteration or reconstruction, guaranteeing the completion thereof within a reasonable time, free and clear of all liens, encumbrances, chattel mortgages, security agreements, financing statements, conditional bills

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of sale and other charges,  and in accordance with the plans and  specifications approved by Landlord, or in lieu of such performance and payment bond, other security satisfactory to Landlord;

                           (xi) if, in the aggregate,  the estimated cost of any
such changes or alterations shall be in excess of $50,000.00, Tenant shall pay to Landlord the reasonable fees and expenses of any architect or engineer selected by Landlord to review the plans and specifications and inspect the work on behalf of Landlord;

                           (xii) the Demised Premises shall at all times be free
of liens, encumbrances, chattel mortgages, security agreements, financing statements and conditional bills of sale, for labor and materials supplied to the Demised Premises; and

                           (xiii) all work shall be done in accordance  with the
provisions of any mortgage on the fee interest in the Demised Premises.

                  In no event shall Tenant be entitled to any abatement, allowance, reduction or suspension of the Rent, Impositions, other additional rent and other charges due hereunder by reason of such changes or alterations, nor shall Tenant be released of or from any other obligations imposed upon Tenant under this Lease.

                  Section 9.02 Title to all building(s) and all improvements now or hereafter located on the Demised Premises, as changed or altered shall remain vested in Landlord. Title to all fixtures, paneling, partitions, railings and like installations, installed at the Demised Premises shall, immediately upon installation, vest in Landlord, without payment therefor by Landlord.


                                   ARTICLE 10

                               DISCHARGE OF LIENS

                  Section 10.01 Tenant will not create or permit to be created or to remain, and will discharge, any lien, encumbrance or charge (levied on account of any Imposition or any mechanic's or materialman's lien or any conditional sale, title retention agreement, chattel mortgage, security agreement, financing statement, or otherwise) which exists or might become a lien, encumbrance or charge upon the Demised Premises or any part thereof or the income therefrom and Tenant will not suffer any other matter or thing whereby the estate, rights and interest of Landlord in the Demised Premises or any part thereof, might be impaired; provided that any mechanic's or materialman's lien may be discharged in accordance with Section 10.02. The provisions of this
Section 10.01 shall not apply to liens, encumbrances or charges created by Landlord.

                  Section 10.02 If any mechanic's or materialman's lien shall at any time be filed against the Demised Premises or any part thereof, Tenant, within twenty (20) days after notice or knowledge of the filing thereof, will cause the same to be discharged of record by payment, deposit, bond, order

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of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy available to Landlord, Landlord may, but shall not be obligated to (a) discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings or (b) compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith, together with interest thereon from the date of Landlord's making of the payment or incurring of the cost and expense, shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

                  Section 10.03 Except as the same is specifically and expressly provided in this Lease, nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any improvement, alteration or repair of the Demised Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the Demised Premises or any part thereof.


                                   ARTICLE 11

                                 USE OF PREMISES

                  Section 11.01 Tenant shall use the Demised Premises for any lawful purpose, including for the purpose of warehousing and distribution of beds, bedding, mattresses, box springs, headboards, footboards, frames, mattress pads, bunk beds, daybeds, electric beds, cots, high-risers, futons and other related items and for offices related to such warehousing and distribution activities, to the extent permitted by law and the certificate of occupancy issued for the Demised Premises, and for no other purpose. Tenant shall not use or occupy, nor permit or suffer, the Demised Premises or any part thereof to be used or occupied for any unlawful use or purpose, nor for any business, use or purpose deemed by Landlord to be disreputable or hazardous, nor in such manner as to constitute a nuisance of any kind, nor for any purpose or in any way in violation of any present or future governmental laws, ordinances, requirements, orders, directions, rules or regulations. Tenant shall immediately upon the discovery of any such unlawful, illegal, disreputable or hazardous use take all necessary steps, legal and equitable, to compel the discontinuance of such use and to oust and remove any subtenants, occupants, or other persons guilty of such unlawful, illegal, disreputable or hazardous use. Tenant shall not have the right to place any advertising or signs on the outside of the Demised Premises without Landlord's prior written consent, which shall not be unreasonably withheld. Tenant, at the expiration of this Lease, shall remove such advertising or signs and shall repair any damage caused by such installation and removal.


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                                   ARTICLE 12

                                    NO WASTE

                  Section 12.01 Tenant shall not commit or suffer any waste to the Demised Premises or any part thereof.


                                   ARTICLE 13

                      ENTRY ON DEMISED PREMISES BY LANDLORD

                  Section 13.01 Landlord and its authorized representatives shall have the right to enter the Demised Premises at all reasonable times (a) for the purpose of inspecting the same and/or (b) upon five (5) days' notice to Tenant (or, in case of any emergency, on such notice, or without notice, as may be reasonable under the circumstances), for the purpose of making any repairs or performing any work in or to the Demised Premises that may be necessary by reason of Tenant's failure to make any such repairs or perform any such work, unless during such five (5) day notice period Tenant shall have commenced and be diligently prosecuting such repair and performance. Nothing herein contained shall create or imply any duty on the part of Landlord to do any such work and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same or a release of Tenant from any of Tenant's obligations under this Lease.

                  Section  13.02  During the progress of any work on the Demised
Premises pursuant to this Article 13, Landlord may keep and store therein all materials, tools, supplies and equipment necessary for the performance of such work. Landlord shall not be liable for any inconvenience, annoyance, disturbance, loss of business or other damage to Tenant, any subtenant or other occupant by reason of making such repairs or the performance of any such work, or on account of bringing materials, tools, supplies and equipment into or through the Demised Premises during the course thereof, and the obligations and liabilities of Tenant under this Lease shall not be affected or released thereby.

                  Section 13.03 Subject to its compliance with the provisions of
Article 32 hereof, Landlord shall have the right to enter the Demised Premises at all times for the purpose of showing the same to prospective purchasers and mortgagees, and, at any time within one (1) year prior to the expiration of this Lease, for the purpose of showing the same to prospective tenants of all or any part of the Demised Premises. Landlord may within six (6) months of the end of the term of this Lease, post a "for rent" and/or a "for sale" sign at the Demised Premises without molestation or hindrance by Tenant.


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                                   ARTICLE 14

                           INDEMNIFICATION OF LANDLORD

                  Section 14.01 Tenant will indemnify and save Landlord harmless against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable architects' and attorneys' fees, which may be imposed upon or incurred by or asserted against Landlord by reason of any of the following during the term of this Lease:

                  (a) any work or thing done in, on or about the Demised Premises or any part thereof;

                  (b) any use, non-use, possession, occupation, condition, operation, maintenance or management of the Demised Premises or any part thereof or any street, alley, sidewalk, curb, vault, passageway or space adjacent thereto;

                  (c) any negligence on the part of Tenant or any of its agents,
contractors,   servants,  employees,   subtenants,   licensees,  franchisees  or
invitees;

                  (d) any accident, injury or damage to any person or property occurring in, on or about the Demised Premises or any part thereof or any street, alley, sidewalk, curb, vault, passageway or space adjacent thereto;

                  (e) any failure by Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease on its part to be performed or complied with; or

                  (f) any tax attributable to the execution, delivery or recording of this Lease or any modification hereof.

In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon written notice from Landlord will at Tenant's expense resist or defend such action or proceeding by counsel approved by Landlord. The comprehensive general liability coverage maintained by Tenant pursuant to
Section 5.02(a) shall specifically insure the contractual obligations of Tenant as set forth in this Article 14.


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                                   ARTICLE 15

                              DAMAGE OR DESTRUCTION

                  Section 15.01 In case of fire or other casualty to any building or improvement located on the Demised Premises, Tenant shall give immediate notice thereof to Landlord, and Tenant, at its sole cost and expense, regardless of the extent of any such damage or destruction and whether or not the insurance proceeds, if any, are sufficient for the purpose, shall restore, repair, replace or rebuild the building as nearly as possible to its value and condition immediately prior to such damage or destruction, in conformity with the provisions of Article 9 hereof. Tenant shall promptly commence and diligently prosecute such restoration, repair, replacement or rebuilding.

                  Section 15.02
                  (a) All insurance proceeds received and retained by Landlord and/or the holder of any fee mortgage on Landlord's interest in the Demised Premises on account of such damage or destruction, less the actual cost, fees and expenses, if any, incurred in connection with adjustment of the loss, shall be paid to and held by a trustee (the "Trustee") selected by Landlord or, if required by any fee mortgage on Landlord's interest in the Demised Premises, shall be held by the holder of the most senior of any such fee mortgage. The Trustee shall be a bank or trust company doing business in the State of New York. The Trustee shall hold any proceeds received by it under said policies, in trust, to be disbursed in accordance with the terms of this Lease. Such proceeds shall be applied to pay, or reimburse Tenant for the payment of, the cost of the aforesaid restoration, repair, replacement or rebuilding, including the cost of temporary repair or for the protection of property pending the completion of permanent restoration, repair, replacement or rebuilding (all of which temporary repairs, protection of property and permanent restoration, repair, replacement or rebuilding are hereinafter collectively referred to as the "restoration"), and shall be paid out from time to time as such restoration progresses upon the written request of Tenant accompanied by the following:

                           (i)  A  certificate  (the  "Certificate")  signed  by
Tenant (or by an officer of Tenant, if Tenant is a corporation), dated not more than fifteen (15) days prior to such request, setting forth the following:

         (A) that the sum then requested either has been paid by Tenant, or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons who have rendered services or furnished materials for the restoration therein specified, the names and addresses of such persons, a brief description of such services and materials, and the several amounts so paid or due to each of said persons in respect thereof;

         (B) that no part of the requested expenditure was the basis of any previous request or is the basis of any then pending request for the

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disbursement  of  insurance  proceeds and that the sum then  requested  does not exceed the value of the services and materials described in the Certificate;

         (C) that, except for the amount stated in the Certificate to be due for services or materials, there is no outstanding indebtedness known to the person signing the Certificate, after due inquiry, which is then due for labor, wages, materials, supplies or services in connection with the restoration; and

         (D) that the cost, as estimated by the person signing the Certificate, of the restoration required to be done subsequent to the date of the Certificate in order to complete the restoration, and after payment of the sum requested in the Certificate, does not exceed the remaining insurance proceeds, plus any amount deposited by Tenant with the Trustee to defray such cost.

                           (ii) A title  company or  official  search,  or other
evidence satisfactory to Landlord, showing that there have not been filed with respect to the Demised Premises any vendor's, contractor's, mechanic's, laborer's or materialman's statutory or similar liens which have not been discharged of record, except such as will be discharged upon payment of the sum requested in the Certificate.

The Certificate shall also be signed by the architect and/or engineer in charge of the restoration, who shall be licensed to practice in the State of New York, selected by Tenant and approved by Landlord and the holder of any fee mortgage affecting the Demised Premises, if required under such mortgage.

                  (b) Upon compliance with the provisions of subsection (a) of this Section 15.02, the Trustee or, if applicable, the fee mortgagee shall, out of such insurance proceeds, pay or cause to be paid to Tenant or the persons named in the Certificate, the respective amounts stated therein to have been paid by Tenant or to be due to the persons named in the Certificate, as the case may be.

                  (c) If at any time, in Landlord's judgment, the insurance proceeds, less the actual costs, fees and expenses, if any, incurred in connection with the adjustment of the loss, shall be insufficient to pay the entire cost of the restoration, Tenant shall forthwith deposit with the Trustee or, if applicable, the fee mortgagee, an amount equal to the deficiency and the Trustee or, if applicable, the fee mortgagee, shall not disburse any further insurance proceeds until such deposit is made.

                  (d) Upon receipt by Landlord of satisfactory evidence that the restoration has been completed and paid for in full and that there are no liens on the Demised Premises as a result thereof, any balance of the insurance proceeds held by the Trustee or, if applicable, by the fee mortgagee shall be paid to Tenant.

                  Section  15.03  Except  as  otherwise   specifically  provided
herein, neither the destruction of or damage to the Demised Premises or any part thereof by fire or any other casualty, nor the

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untenantability of all or part of the Demised Premises arising therefrom,  shall terminate or permit Tenant to surrender this Lease or shall relieve Tenant from its liability to pay the full Rent, Impositions, other additional rent and other charges payable under this Lease (except to the extent that Rent, Impositions and other additional rent shall be paid by Landlord's application thereto of rent insurance proceeds pursuant to Section 5.02(d)), or from any of its other obligations under this Lease, and Tenant waives any rights now or hereafter conferred upon it by any law or statute to cancel or surrender this Lease or to quit or surrender the Demised Premises or any part thereof, or to any suspension, diminution, abatement or reduction of rent, on account of any such destruction or damage or untenantability arising therefrom.

                  Section 15.04 If, in the event of any damage or destruction to the Demised Premises or any part thereof by fire or other casualty, the holder of any fee mortgage on Landlord's interest in the Demised Premises shall refuse to permit the insurance proceeds to be used for the restoration and shall elect to apply such proceeds toward the reduction of the unpaid balance of said mortgage, Landlord shall make available to Tenant, for the sole purpose of the restoration which Tenant is obligated to make under this Lease, a sum equal to the insurance proceeds so applied by the holder of such fee mortgage. Such sum shall be paid by Landlord to the Trustee to be disbursed as provided in Section
15.02. Landlord shall be afforded a reasonable opportunity to procure such funds by refinancing such mortgage or by placing an additional mortgage on the fee interest in the Demised Premises. If Landlord fails to make such sum available, Tenant, as its sole remedy, at its election, may supply the same and, in such event, Tenant shall be entitled to deduct the amount due it from subsequent installments of Rent due hereunder.

                  Section 15.05 Notwithstanding anything to the contrary contained in this Article, (a) so long as any Event of Default shall exist hereunder and remain uncured, Tenant shall not be entitled to receive any sum of money which it otherwise would have been entitled to receive pursuant to this Article were it not for such uncured Event of Default until all Events of Default have been cured and all sums to which Landlord may be entitled under this Lease shall have been actually received by Landlord; and (b) if this Lease be terminated by reason of any such Event of Default prior to the payment to Tenant of any sum of money which Tenant would otherwise have been entitled to receive under this Article, then Tenant shall in no event be entitled to receive any such sum.


                                   ARTICLE 16

                                  CONDEMNATION

                  Section 16.01 If at any time during the term of this Lease the Demised Premises, or any part thereof, shall be taken by the exercise of the right of condemnation or eminent domain or by agreement between Landlord, Tenant and those authorized to exercise such right, Landlord shall be entitled to collect from any condemnor the entire "award" (which term, as used in this Article 16, shall include, without limitation, any amount paid pursuant to any such agreement and any interest on such award), without deduction therefrom for any estate hereby vested in or owned by Tenant. Tenant

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agrees to execute any and all further documents that may be required in order to facilitate  collection  by  Landlord  of any and all  such  awards.  Tenant,  in
cooperation  with  Landlord,   shall  have  the  right  to  participate  in  any
condemnation proceedings or agreement as aforesaid for the purpose of protecting Tenant's interest hereunder, provided however that, Tenant shall only be entitled to share in any award as provided in this Article 16.

                  Section 16.02 If at any time during the term of this Lease title to the whole or substantially all of the Demised Premises shall be taken by the exercise of the right of condemnation or eminent domain or by agreement between Landlord, Tenant and those authorized to exercise such right, this Lease shall terminate and expire on the date of such taking and the Rent, Impositions and other additional rent provided to be paid by Tenant shall be apportioned and paid to the date of such taking. For the purposes of this Article, "substantially all of the Demised Premises" shall mean 25% or more of the total usable square foot area of all buildings on the Demised Premises.

                  Section 16.03 If the whole or substantially all of the Demised Premises shall be so taken or acquired, the rights and interests of Tenant in and to the Demised Premises shall terminate and Landlord shall be entitled to receive the entire award without offset or reduction of any kind, provided, however, that Tenant shall be entitled to make a separate claim for and receive an award in respect of Tenant's personalty and trade fixtures, but only if such award is made in addition to, and shall not result in a reduction of, the award made to Landlord.

                  Section 16.04 If at any time during the term of this Lease title to less than substantially all of the Demised Premises shall be taken as aforesaid, Tenant, at its sole cost and expense, and regardless of whether the award, if any, is sufficient for the purpose, shall repair, alter and restore the remaining part of the Demised Premises to substantially its former condition, to the extent feasible and in conformity with the provisions of
Article 9 hereof. Such repair, alteration and restoration shall be commenced promptly and prosecuted with reasonable diligence. That portion of the award or awards collected by Landlord pursuant to Section 16.01 of this Lease which represents compensation for the taking of or damage to the building (as distinguished from compensation for the taking of the land, the compensation for which shall be paid directly and belong to Landlord) shall (subject to the provisions of any fee mortgage of Landlord's interest in the Demised Premises) be paid to and held by a trustee (the "Condemnation Trustee") selected by Landlord, or if required by any fee mortgage, held by the holder of the most senior fee mortgage. The Condemnation Trustee shall be a bank or trust company doing business in the State of New York. The Condemnation Trustee or, if applicable, the fee mortgagee, shall hold all such amounts, in trust, to be disbursed and applied in substantially the same manner and subject to the same conditions as provided in Section 15.02 with respect to insurance proceeds. If at any time the net award or awards available for the repair, alteration and restoration of the Demised Premises shall, in Landlord's judgment, be insufficient to pay the entire cost of the repair, alteration and restoration required hereunder, Tenant shall deposit with the Condemnation Trustee or, if applicable, the fee mortgagee (before any further disbursement of the award or awards may be made) an amount equal to the deficiency. If the holder of any fee mortgage refuses to permit the application of the award or awards toward the repair and restoration of the Demised Premises and elects to apply the award or awards toward the reduction of the unpaid

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



principal of its mortgage, Landlord shall make available to Tenant, for the sole purpose of the repair, alteration and restoration which Tenant is obligated to make under this Lease, an amount equal to the actual cost of such repair, alteration and restoration, but in no event more than the amount of the award or awards so applied by the holder of such fee mortgage. Such amount shall be paid by Landlord to the Condemnation Trustee, to be disbursed in the same manner and subject to the same conditions as provided in Section 15.02 with respect to insurance proceeds. Landlord shall be afforded a reasonable opportunity to procure such funds by refinancing such mortgage or by placing an additional mortgage on the fee interest in the Demised Premises. If Landlord fails to make such sum available, Tenant, at its election, as its sole remedy, may supply the same and in such event shall be entitled to deduct the amount due it from subsequent installments of Rent due hereunder.

                  Section 16.05
                  (a) Except as herein otherwise specifically provided, if title to less than substantially all of the Demised Premises shall be taken, as aforesaid, this Lease shall continue, but the Rent shall be reduced from the date of such taking so that it thereafter bears the same ratio to the Rent immediately prior to such taking as the square footage of the interior useable floor area of the building(s) located on the Demised Premises after such taking bears to the interior useable floor area of such building(s) immediately prior to such taking.

                  (b)  Tenant  shall  not be  entitled  to share in any award or awards  for the  taking of any land,  or for  consequential  damages  or for the taking of any appurtenances to the Demised Premises, vaults, areas or projections outside of the boundaries of, or rights in, under or above the streets adjoining, the Demised Premises, or the rights and benefits of light, air or access to said streets, or for the taking of space or rights therein below the surface of, or above, the Demised Premises.

                  (c) In no event shall the  reduction in Rent  pursuant to this
Section 16.05 exceed 10% of any net award or awards ultimately received by Landlord (sums received by the holder of any fee mortgage and applied in reduction of the principal amount thereof being deemed for the purposes of this sentence received by Landlord) after payment of any sum applied toward repair and restoration as provided in Section 16.04.

                  Section 16.06 Any Rent becoming due and payable hereunder between the date of any taking covered by the provisions of Section 16.05 and the date of determination of the amount of the Rent reduction, if any, to be made in respect thereof shall, unless the parties are able to agree on a tentative, provisional reduction (which they shall attempt to do in good faith), continue to be paid at the rate theretofore payable under this Lease. Within ten
(10) days after such determination, any overpayment or underpayment of Rent shall be paid to the party entitled thereto with interest at the rate of 6% per annum. If any overpayment due to Tenant is not made, Tenant, at its election, may deduct the amount due it from any subsequent installments of Rent due hereunder.

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



                  Section 16.07
                  (a) If the temporary use of the whole or any part of the Demised Premises shall be taken by any lawful exercise of the right of condemnation or eminent domain, or by agreement among Landlord, Tenant and those authorized to exercise such right, Tenant shall give prompt notice thereof to Landlord, the term of this Lease shall not be reduced or affected in any way, Tenant shall continue to pay in full the Rent, Impositions, other additional rent and other charges herein reserved, without reduction or abatement, and Tenant shall be entitled to receive for itself the entire award or payment for the unexpired portion of the term of this Lease. In the event that the award shall be for a period extending beyond the term of this Lease, Landlord shall be entitled to receive the portion of the award attributable to the period after such expiration.

                  (b) Tenant shall also pay all fees, costs and expenses (including attorneys' fees) of Landlord in connection with any taking provided for in subsection (a) of this Section 16.07, except that if the taking is for a period extending beyond the term of the Lease, such fees, costs and expenses shall be appropriately apportioned.

                  Section 16.08 In the case of any taking covered by the provisions of this Article, Landlord shall be entitled to reimbursement from any award or awards of all reasonable costs, fees and expenses incurred in the determination and collection of any such awards.

                  Section 16.09 In the event of any dispute between Landlord and Tenant as to whether or not substantially all of the Demised Premises has been taken, as herein defined, such matter shall be determined by arbitration as provided in Article 24.

                  Section 16.10 Notwithstanding anything to the contrary contained in this Article, (a) so long as any Event of Default shall exist hereunder and remain uncured, Tenant shall not be entitled to receive any sum of money which it otherwise would have been entitled to receive pursuant to this Article were it not for such uncured Event of Default until all Events of Default have been cured and all sums to which Landlord may be entitled under this Lease shall have been actually received by Landlord; and (b) if this Lease be terminated by reason of any such Event of Default prior to the payment to Tenant of any sum of money which Tenant would otherwise have been entitled to receive under this Article, then Tenant shall in no event be entitled to receive any such sum.


                                   ARTICLE 17

                   SUBORDINATION AND COMPLIANCE WITH MORTGAGES

                  Section 17.01 This Lease and all rights of Tenant hereunder shall be subject and subordinate to the lien of any and all mortgages which may now or hereafter affect the Demised Premises, or any part thereof, and any consolidation, modification, renewal, replacement or extension of any such mortgages, provided that (a) in the case of the existing fee mortgages, the existing fee mortgagees enter into a Subordination, Non-Disturbance and Attornment agreement in the form of

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



Exhibit B annexed hereto and (b) in the case of any future fee mortgage, Landlord will use its best efforts to obtain the fee mortgagee's agreement, in recordable form, that, so long as there shall be no outstanding default in any of the terms, conditions, covenants, or agreements of this Lease on the part of Tenant to be performed, the leasehold estate of Tenant created hereby and Tenant's peaceable and quiet possession of the Demised Premises shall remain undisturbed by any foreclosure of such mortgage. The provisions of Section 17.01 shall be self-operative, but Tenant shall upon demand at any time or times execute, acknowledge and deliver to Landlord, without expense to Landlord, any and all instruments that may be necessary or proper to subordinate this Lease and all rights hereunder to the lien of any such mortgage or mortgages and each renewal, modification, consolidation, replacement and extension thereof.

                  Section 17.02 Tenant covenants and agrees that it will duly and punctually observe, perform and comply with all of the terms, covenants and conditions of all fee mortgages affecting the Demised Premises (excluding, however, the payment of principal and interest thereunder) which do not materially increase Tenant's obligations under the other provisions of this Lease, and Tenant further covenants that it will not, directly or indirectly, do any act or suffer or permit any condition or thing to occur which would or might constitute a default under any such fee mortgage.

                  Section 17.03 (a) The three existing fee mortgages are described on Exhibit C annexed hereto and shall be referred to herein collectively as the "Existing Fee Mortgages" and collectively, as to items 1 and 2 on Exhibit C, as the "Fleet Mortgage" and individually, as to item 3 on Exhibit C, as the "SBA Mortgage". The notes which are secured by the mortgages constituting the Fleet Mortgage shall be referred to herein collectively, as the "Fleet Notes" and the note which is secured by the SBA Mortgage shall be referred to herein as the "SBA Note". Tenant agrees that upon receipt of a notice from the holder of the Fleet Mortgage (the "Fleet Mortgagee") that Landlord has defaulted in making a monthly payment due with respect to the Fleet Notes or any sum which is due to the Fleet Mortgagee under the Fleet Mortgage and that such default has continued beyond the applicable notice and cure period and remains uncured and directing Tenant to pay a specified portion of each monthly installment of the Rent due hereunder to the Fleet Mortgagee equal to the amount of such defaults (the "Designated Fleet Payment"), then Tenant, on the first day of the first month following the date of receipt of such notice until further notice from the Fleet Mortgagee, shall make the Designated Fleet Payment to the Fleet Mortgagee, at the address set forth in the notice, in the same manner and on the same due dates that it is required to pay monthly installments of Rent due hereunder. Simultaneously with making any Designated Fleet Payment to the Fleet Mortgagee, Tenant shall send a copy of the notice of such payment and such payment to Landlord. The monthly Designated Fleet Payment shall be equal to the lesser of (i) the aggregate amount of the monthly installments of principal and interest then due under all of the Fleet Notes and the sum which is due to the Fleet Mortgagee under the Fleet Mortgage and (ii) the then monthly installment of Rent due hereunder. If at any time after Tenant commences making the Designated Fleet Payments to the Fleet Mortgagee, the aggregate of the monthly installments of principal and interest changes under the Fleet Notes, the Fleet Mortgagee shall immediately notify Tenant of the changed amount of the Designated Fleet Payment and upon receipt of such notice, and until further notice from the Fleet Mortgagee, Tenant shall pay the new Designated Fleet Payment to the Fleet Mortgagee. For purposes of this

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



Lease, and as between Landlord and Tenant, all Designated Fleet Payments made by Tenant to the Fleet Mortgagee shall be deemed on account of Rent and if Tenant fails to pay any monthly Designated Fleet Payment in a timely manner, then Landlord shall have the same remedies against Tenant that Landlord would otherwise have had if such payments were required to be made directly to
Landlord. Without limiting the generality of the previous sentence, the provisions of Sections 2.03 and 2.04 hereof shall be fully applicable to the Designated Fleet Payment (with any amounts payable under such Sections being payable directly to Landlord). Tenant acknowledges that the Fleet Mortgagee is a third party beneficiary under this Section 17.03(a) and shall have a direct cause of action against Tenant based on Tenant's failure to pay to the Fleet Mortgagee any Designated Fleet Payment required hereunder. By exercising any rights to the Designated Fleet Payments pursuant to this Section 17.03(a), the Fleet Mortgagee, for itself and its successors and assigns, agrees to be bound by the provisions of this Section 17.03(a). As between Landlord and the Fleet Mortgagee, all Designated Fleet Payments made by Tenant shall be applied in accordance with, and governed by, that certain letter agreement dated _______________ between Landlord and the Fleet Mortgagee, a copy of which is annexed hereto at Exhibit C.

                  (b) Tenant agrees that upon receipt of a notice from the holder of the SBA Mortgage (the "SBA Mortgagee") that Landlord has defaulted in making a monthly payment due with respect to the SBA Note or SBA Mortgage, and that such default has continued beyond the applicable notice and cure period and remains uncured and directing Tenant to pay a specified portion of each monthly installment of the Rent due hereunder to the SBA Mortgagee (the "Designated SBA Payment"), then Tenant, on the first day of the first month following the date of receipt of such notice until further notice from the SBA Mortgagee, shall make the Designated SBA Payment to the SBA Mortgagee, at the address set forth in the notice, in the same manner and on the same due dates that it is required to pay monthly installments of Rent due hereunder. Simultaneously with making any Designated SBA Payment to the SBA Mortgagee, Tenant shall send a copy of the notice of such payment and such payment to Landlord. The monthly Designated SBA Payment shall be equal to the lesser of (i) the amount of the monthly installment of principal and interest due under the SBA Note and (ii) the then monthly installment of Rent due hereunder minus the then monthly Designated Fleet Payment due hereunder, if any. For purposes of this Lease, and as between Landlord and Tenant, all SBA Designated Payments made by Tenant to the SBA Mortgagee shall be deemed on account of Rent and if Tenant fails to pay any monthly Designated SBA Payment in a timely manner, then Landlord shall have the same remedies against Tenant that Landlord would otherwise have had if such payments were required to be made directly to Landlord. Without limiting the generality of the previous sentence, the provisions of Sections 2.03 and 2.04 hereof shall be fully applicable to the Designated SBA Payment (with any amounts payable under such Sections being payable directly to Landlord). Tenant acknowledges that the SBA Mortgagee is a third party beneficiary under this
Section 17.03(b) and shall have a direct cause of action against Tenant based on Tenant's failure to pay to the SBA Mortgagee any Designated SBA Payment required hereunder. By exercising any rights to the Designated SBA Payment pursuant to this Section 17.03(b), the SBA Mortgagee, for itself and its successors and assigns, agrees to be bound by the provisions of this Section 17.03(b). As between Landlord and the SBA Mortgagee, all Designated SBA Payments made by Tenant shall be applied in accordance with, and governed by, that certain letter agreement dated ___________ between Landlord and the SBA Mortgagee, a copy of which is annexed hereto at Exhibit C.

                  (c) The foregoing provisions of this Section 17.03 shall not impair or affect in any manner the obligation of Tenant to pay directly to Landlord each monthly installment of Rent due hereunder to the extent that each monthly installment exceeds the aggregate of the Designated Fleet Payment, if any, and the Designated SBA Payment, if any, for the month in question.

                  Section 17.04 Tenant hereby agrees not to look to the Fleet Mortgagee, as mortgagee, mortgagee in possession, or successor in title to such interest, for accountability for any security deposit required by Landlord hereunder unless such security deposit has actually been received by the holder of the Fleet Mortgage as security for the Tenant's performance under this Lease.

                                   ARTICLE 18

            ASSIGNMENTS, SUBLEASES AND TRANSFERS OF TENANT'S INTEREST

                  Section 18.01
                  (a) Tenant, for itself, its successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, voluntarily or involuntarily, by operation of law or otherwise, nor sublet or suffer or permit the Demised Premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance. Landlord's consent to a sublease of the entire Demised Premises or an assignment of this Lease shall not be unreasonably withheld.

                  (b) If the issuance, sale, assignment, transfer or other disposition of any of the issued and outstanding capital stock of Tenant (or of any successor or assignee or subtenant of Tenant which is a corporation), or of the interest of any existing or new general partner in a partnership owning the leasehold estate created hereby or the subleasehold estate created by any sublease of the Demised Premises, or of the interest of any existing or new member of a limited liability company, joint venture, syndicate or other group which may collectively own such leasehold or subleasehold estate, shall result in changing the control of Tenant or such other corporation or such partnership, limited liability company, joint venture, syndicate or other group, such sale, assignment, transfer or other disposition shall be deemed an assignment of this Lease or of such sublease and shall be subject to all of the provisions of this Lease with respect to assignments. For the purposes of this Article 18, "control" of any corporation shall be deemed to have changed if any person or group of persons purchases or otherwise succeeds (through one transaction or a series of related transactions) to more than 50% of the voting power for the election of the board of directors of such corporation and "control" of a partnership, limited liability company, joint venture, syndicate or other group shall be deemed to have changed if any person or group of persons purchases or otherwise succeeds (through one transaction or a series of related transactions) to more than 50%

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



of the general partners' or other active interests in such limited liability company, joint venture, syndicate or other group.

                  (c) If this Lease is assigned, or if Tenant sublets the Demised Premises or permits the use or occupancy thereof by another, whether or not in violation of this Lease, Landlord may accept from any assignee, subtenant or anyone who claims a right to the interest of Tenant under this Lease, or who occupies the Demised Premises or any portion thereof, the payment of rent and/or the performance of any of the other obligations of Tenant under this Lease, but such acceptance shall not be deemed to be a waiver by Landlord of the breach of this Lease by Tenant, nor a recognition by Landlord that any such assignee, subtenant, claimant or occupant has succeeded to the rights of Tenant hereunder, nor a release by Landlord of Tenant from further performance by Tenant of the covenants on Tenant's part to be performed under this Lease; provided, however, that the net amount of rent collected from any such assignee, other subtenant, claimant or occupant shall be applied by Landlord to the Rent, Impositions and other additional rent to be paid under this Lease. If this Lease be assigned or transferred in any manner whatsoever, or if there shall be any subletting of the Demised Premises, such assignment, transfer or subletting as the case may be, shall be upon and subject to all of the covenants, provisions and conditions contained in this Lease and, notwithstanding any consent by Landlord to any such assignment, transfer or any subletting by Tenant, Tenant shall continue to be and remain fully liable for the performance of all of the covenants, agreements, terms, and provisions contained in this Lease and for all acts and omissions of any assignee, subtenant or transferee or anyone claiming under or through any assignee, subtenant or transferee which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Any consent by Landlord to any such assignment, transfer, subletting or other matter or thing contained in this Article shall not in any way be construed to relieve Tenant from obtaining the prior consent of Landlord to any other or further such assignment, transfer, subletting, matter or thing.

                  Section 18.02
                  (a) If Tenant's trustee or Tenant, as debtor-in-possession, assumes this Lease and proposes to assign the same pursuant to the provisions of the bankruptcy laws of the United States of America as set forth in 11 U.S.C. Sec. 101, et. seq., and such other statutes, codes and regulations relating thereto (the "Bankruptcy Code") to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant's trustee or Tenant, as debtor-in-possession, then notice of such proposed assignment shall be given to Landlord by Tenant's trustee or Tenant, as debtor-in-possession, as applicable, no later than twenty (20) days after receipt by Tenant's trustee or Tenant, as debtor-in-possession, as applicable, of such offer, but in any event no later than ten (10) days prior to the date that Tenant's trustee or Tenant, as debtor-in-possession, as applicable, shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Such notice shall set forth (i) the name and address of such person, (ii) all of the terms and conditions of such offer, and (iii) adequate assurance of future performance by such person under this Lease, including, without limitation, the assurance referred to in
Section 365(b)(3) of the Bankruptcy Code. Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed

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



assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which would otherwise be payable by Tenant out of the consideration to be paid by such person in connection with the assignment of this Lease.

                  (b) The term "adequate assurance of future performance" as used in this lease shall mean that any proposed assignee shall, among other things, (i) deposit with Landlord on the assumption of this Lease the sum of 50% of the then annual Rent as security for the faithful performance and observance by such assignee of the terms and obligations of this Lease, which sum shall be held in accordance with the provisions of Article 30 hereof, (ii) furnish Landlord with financial statements of such assignee for the prior three (3) fiscal years, as finally determined after an audit and certified as correct by a certified public accountant, which financial statements shall show a net worth of at least six (6) times the then annual Rent for each of such three (3) years,
(iii) grant to Landlord a security interest in such property of the proposed assignee as Landlord shall deem necessary to secure such assignee's future performance under this Lease, and (iv) provide such other information or take such action as Landlord, in its reasonable judgment shall determine is necessary to provide adequate assurance of the performance by such assignee of its obligations under this lease.


                                   ARTICLE 19

                   CONDITIONAL LIMITATIONS; DEFAULT PROVISIONS

                  Section 19.01 If any one or more of the following events (herein sometimes called "Events of Default" or individually called an "Event of Default") shall happen:

                  (a) default shall be made in the due and punctual payment of any Rent, Impositions or other additional rent payable under this Lease when and as the same shall become due and payable in accordance with the terms of this Lease and such default shall continue for a period of ten (10) days after notice thereof from Landlord to Tenant; or

                  (b) default shall be made by Tenant in the performance of or compliance with any of the covenants, agreements, terms or provisions contained in this Lease, other than those referred to in the foregoing subdivision (a), and such default shall continue for a period of ten (10) days after notice thereof from Landlord to Tenant, except that in connection with a default not susceptible of being cured with due diligence within ten (10) days, then provided Tenant commences promptly and proceeds diligently to cure the same, the time within which Tenant shall be permitted to cure the same shall be extended for such period of time as may be necessary to cure the same with all due diligence but in no event shall such period of time be extended for more than ninety (90) days, or for a period which would either subject Landlord to any civil or criminal liability or create a default under any fee mortgage affecting the Demised Premises; provided that for purposes of this subdivision (b), no default under any such mortgage shall be deemed to exist until five (5) days prior to the expiration of the period, if any, allowed by the holder of such mortgage for the curing thereof; or

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                  (c) the  making  by  Tenant  or any  guarantor  of this  Lease
(herein referred to as "Guarantor") of an assignment for the benefit of creditors, or admitting in writing its inability to pay its debts as they mature, or if Tenant or any Guarantor shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any Guarantor or of all or any part of Tenant's or any Guarantor's property; or

                  (d) if, within thirty (30) days after the  commencement of any proceeding against Tenant or any Guarantor, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed, or if, within thirty (30) days after the appointment of any trustee, receiver or liquidator of Tenant or any Guarantor, or of all or any part of Tenant's or any Guarantor's property, without the consent or acquiescence of Tenant or said Guarantor, as applicable, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant's property pursuant to which the Demised Premises shall be taken or occupied or attempted to be taken or occupied; or

                  (e) if Tenant shall vacate or abandon the Demised Premises, or otherwise cease to occupy the same except in a manner permitted under Article 18; or

                  (f) if this Lease or the estate of Tenant hereunder shall be sublet, assigned or otherwise transferred to or shall devolve upon any other person or entity, whether by operation of law or otherwise, except in a manner permitted under Article 18;

then and in any such event Landlord, at any time thereafter during the continuance of such Event of Default, may give notice to Tenant of the termination of this Lease in the manner required by Article 22 (regardless of whether Landlord prior to the giving of such notice shall have accepted rent or any other payment, however designated, for the use and occupancy of the Demised Premises from or on behalf of Tenant or from any other person) specifying the Event of Default or Events of Default giving rise to the termination and stating that this Lease and the term hereby demised shall expire and terminate on the date specified in such notice, which date shall be at least five (5) days after the giving of such notice. In the event such notice is given, this Lease and the term hereby demised and all rights of Tenant under this Lease shall expire and terminate upon the date specified in such notice with the same effect as if the date specified in such notice were the date set forth in this Lease for the expiration of the term hereby demised, but Tenant shall remain liable as provided in Section 19.03.

                  Section 19.02 Upon any such expiration or termination of this Lease, Tenant shall quit and peacefully surrender the Demised Premises to Landlord, and Landlord, upon or at any time after

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any such expiration or termination,  may, without further notice, enter upon and reenter the Demised Premises and possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises and may have, hold and enjoy the Demised Premises and the right to receive all rental income of and from the same.

                  Section 19.03 No such expiration or termination of this Lease, including the reentry of Landlord, shall relieve Tenant of its liability and obligations to pay the Rent, Impositions, insurance premiums and other additional rent theretofore accrued or thereafter accruing under this Lease, as more particularly set forth in Section 19.11, and such liability and obligations shall survive any such expiration or termination.

                  Section 19.04 Tenant hereby expressly waives, so far as permitted by law, the service of any notice of intention to reenter provided for in any statute, and Tenant, for and on behalf of itself and all persons claiming through or under Tenant, also waives any and all right of redemption or reentry or repossession or to restore the operation of this Lease in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of reentry or repossession by Landlord or in case of any expiration or termination of this Lease. The terms "enter," "reenter," "entry," or "reentry," as used in this Lease, are not restricted to their technical legal meaning.

                  Section 19.05 No failure by Landlord to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

                  Section 19.06 In the event of any breach or threatened breach by Tenant of any of the covenants, agreements, terms or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though reentry, summary proceedings and other remedies were not provided for in this Lease.

                  Section 19.07 Tenant shall pay upon demand all costs, charges and expenses, including attorneys' fees and disbursements of counsel and others retained by Landlord, incurred by Landlord in enforcing Tenant's obligations hereunder or incurred by Landlord in any litigation in which Tenant causes Landlord to become involved or concerned.

                  Section 19.08 The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative, and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others herein or by law or in equity provided and the exercise by

                                     - 35 -


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Landlord of any one or more of the rights or remedies provided for in this Lease shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies. In particular, nothing in Section 19.01 shall be deemed to require Landlord to give any notice provided therein prior to the commencement of a summary proceeding for nonpayment of Rent, Impositions or other additional rent, it being intended that the notices therein provided are for the purpose of creating a conditional limitation hereunder pursuant to which this Lease shall terminate and Tenant shall become a holdover tenant.

                  Section 19.09 In all cases hereunder, and in any suit, action or proceeding of any kind between the parties, it shall be presumptive evidence of the fact of a charge being due, if Landlord shall produce a bill, notice or certificate of any public official entitled to give the same to the effect that such charge appears of record on the books in his office and has not been paid.

                  Section 19.10 No receipt of monies by Landlord from Tenant, after the cancellation or termination hereof in any lawful manner, shall reinstate, continue or extend the term, or affect any notice theretofore given to Tenant or operate as a waiver of the right of Landlord to enforce the payment of Rent, Impositions and other additional rent then due or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Demised Premises by proper suit, action, proceeding or other remedy; it being agreed that, after the service of notice to cancel or terminate as herein provided and the expiration of the time therein specified, after the commencement of any suit, action, proceeding or other remedy or after a final order or judgment for possession of the Demised Premises, Landlord may demand, receive and collect any monies due, or thereafter falling due, without in any manner affecting such notice, suit, action, proceeding, order or judgment; and any and all such monies so collected shall be deemed to be payments on account of the use and occupation of the Demised Premises, or at the election of Landlord, on account of Tenant's liability hereunder.

                  Section 19.11 In the event of the expiration or termination of this Lease as provided in this Article 19 or by operation of law or issuance of a dispossessory warrant or otherwise, Tenant shall remain liable under this Lease for the payment of the Rent, Impositions and all other additional rent and the observance and performance of all other covenants on its part to be performed. Landlord shall have the right to alter, change or remodel the improvements on the Demised Premises and to divide and subdivide the same in any manner Landlord may determine and to lease or let the same, or portions thereof, or not to lease or let the same, for such periods of time and at such rentals and for such use and upon such covenants and conditions as Landlord may elect, applying the net rentals or avails of such letting, if any, first to the payment of Landlord's expenses in dispossessing Tenant and the costs and expenses of making such improvements in the Demised Premises as may be necessary in order to enable Landlord to relet the same, and then to the payment of any brokerage commissions or other expenses of Landlord in connection with such reletting. The balance, if any, after application as provided in the preceding sentence, shall be applied by Landlord at least once a month, on account of the amounts due and payable by Tenant hereunder, with the right reserved to Landlord to bring such action(s) or proceeding(s) for the recovery of any deficits remaining unpaid without being obliged to await the end of the term of this Lease for a final determination of Tenant's

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account,  and the  commencement  or maintenance of any one or more actions shall not bar Landlord from bringing other or subsequent actions for further accruals pursuant to the provisions of this Section. Any balance remaining, however, after full payment and liquidation of Landlord's accounts for the remainder of the term of this Lease as aforesaid, shall be paid to Tenant with the right reserved to Landlord at any time, if it has not theretofore terminated this Lease, to give notice to Tenant of Landlord's election to cancel this Lease and discharge all the obligations thereunder of either party to the other, and the giving of such notice and the simultaneous payment by Landlord to Tenant of any credit balance in Tenant's favor that may at such time be owing, shall constitute a final and effective cancellation of this Lease and a discharge of the obligations thereof on the part of either party to the other. Tenant agrees to pay, in addition to the rent and other sums required to be paid hereunder, Landlord's attorneys' fees and disbursements in any successful suit or action instituted by Landlord to enforce the provisions of this Lease or the collection of the amounts due Landlord hereunder. Should any rent collected by Landlord be insufficient to fully pay to Landlord a sum equal to all Rent, Impositions and other additional rent reserved herein and other charges payable hereunder for the remainder of the term herein originally demised, the balance or deficiency shall be paid by Tenant on the rent days herein specified, that is, upon each of such rent days Tenant shall pay to Landlord the amount of the deficiency then existing; and Tenant shall be and remain liable for any such deficiency, and the right of Landlord to recover from Tenant the amount thereof, or a sum equal to all such Rent, Impositions and other additional rent and other charges payable hereunder, if there shall be no reletting, shall survive the issuance of any dispossessory warrant or other cancellation or termination of this Lease, and Landlord shall be entitled to retain any overage; and Tenant hereby expressly waives any defense to the payment of such balance or deficiency that might be predicated upon the issuance of such dispossessory warrant or other cancellation or termination of this Lease.

                  Section 19.12 In any of the circumstances mentioned in Section
19.11 in which Landlord shall have the right to hold Tenant liable upon the several rent days as therein provided, Landlord shall have the election, in place and instead of holding Tenant so liable, to forthwith recover against Tenant as damages for loss of the bargain and not as a penalty, in addition to any other damages becoming due, an aggregate sum which, at the time of the termination of this Lease or of the recovery of possession of the Demised Premises by Landlord, as the case may be, represents the then present worth of the excess (computed by discounting such excess at the simple rate of six (6%) percent per annum), if any, of the aggregate of the Rent, Impositions and other additional rent and all other charges payable by Tenant hereunder that would have accrued for the balance of the term over the aggregate rental value of the Demised Premises for the balance of such term.

                  Section 19.13 Suit or suits for the recovery of the deficiency or damages referred to in Sections 19.11 and 19.12, or for any installment or installments of Rent, Impositions and other additional rent hereunder, or for a sum equal to any such installment or installments may be brought by Landlord, from time to time at Landlord's election, and nothing in this Lease contained shall be deemed to require Landlord to await the date on which the term of this Lease would have expired by limitation had there been no such default by Tenant or no such cancellation or termination.


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                  Section 19.14 If this Lease shall be cancelled and  terminated as provided in Section 19.01, or if there shall be any breach of this Lease referred to in subsections (c) or (d) of Section 19.01, Tenant covenants and agrees, any other covenant in this Lease to the contrary notwithstanding, that:

                  (a) the Demised Premises shall be then in the same condition as that in which Tenant has agreed to surrender them to Landlord at the expiration of the term hereof;

                  (b) Tenant, on or before the occurrence of any such event, shall perform any covenant contained in this Lease for the making of any improvement, alteration or betterment to the Demised Premises, or for restoring any part thereof; and

                  (c) if Tenant breaches any covenant stated in this Section 19.14, Tenant shall pay as and for liquidated damages for such breach the then cost of performing such covenant, without notice or action by Landlord to recover such damages.

Each and every covenant contained in this Section 19.14 shall be deemed separate and independent and not dependent upon other provisions of this Lease, and the performance of any such covenant shall not be considered to be rent or other payment for the use of the Demised Premises. The damages for failure to perform the same shall be deemed in addition to and separate and independent of the damages accruing by reason of the breach of any other covenant contained in this Lease.

                  Section 19.15 Nothing in this Article 19 contained shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by any statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of damages referred to in any of the preceding sections; or the right of Landlord to take such action as may be otherwise permissible hereunder in the case of such default.


                                   ARTICLE 20

                                   STATEMENTS

                  Section 20.01 At any time and from time to time, Landlord, upon at least ten (10) days' prior request by Tenant, and Tenant, upon at least ten (10) days' prior request by Landlord, will deliver, without charge, to the party making such request, addressed to that party or, in the case of a request by Landlord, to any proposed mortgagee or purchaser from Landlord (as Landlord may designate), a duly executed and acknowledged statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), the dates to which the Rent, Impositions, other additional rent and other charges have been paid and whether or not, to the best knowledge of the party

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executing such certificate, the party requesting such statement is in default in the performance of any covenant, agreement or condition contained in this Lease and whether any offsets, counterclaims or defenses exist in respect of the performance by the party providing such statement of any of its obligations under this Lease, and, if so, specifying each such default, offset, counterclaim or defense of which the executing party has knowledge.


                                   ARTICLE 21

                       INVALIDITY OF PARTICULAR PROVISIONS

                  Section 21.01 If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each other term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.


                                   ARTICLE 22

                                     NOTICES

                  Section 22.01 All notices, demands, approvals, requests, statements and directives (hereinafter collectively called "notices"), permitted or required under this Lease, shall be in writing. All such notices, shall be deemed to have been properly given if hand delivered or if sent by United States certified or registered mail, return receipt requested, postage prepaid, addressed  as  hereinafter  provided.  All such  notices  to  Landlord  shall be
addressed  to  Landlord  at  the  address   first  above   written,   Attention:
_____________________, with a copy to Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036, Attention: Gary J. Simon, Esq., or at such other address as Landlord may from time to time designate by written notice to Tenant. All such notices to Tenant shall be addressed to Tenant at the Demised Premises or its address first above written or at such other address as Tenant may from time to time designate by written notice to Landlord, with a copy to ____________________, Attention: _______________.

                  Section 22.02 Notices which are hand delivered to Landlord or Tenant shall be deemed sufficiently served or given for all purposes hereunder upon delivery. Notices which are served by registered or certified mail upon Landlord and Tenant in the manner aforesaid, shall be deemed sufficiently served or given for all purposes hereunder on the third business day following the date such notice shall be mailed by United States certified or registered mail in any post office or branch post office regularly maintained by the United States government within the continental United States.

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                  Section  22.03 All payments  required to be made  hereunder by either party to the other shall be made to the address designated from time to time by Landlord and Tenant.


                                   ARTICLE 23

             CONDITION OF AND TITLE TO PROPERTY AND QUIET ENJOYMENT

                  Section 23.01 Tenant represents and agrees that the Demised Premises, the title thereto, the sidewalks and structures adjoining the same, any subsurface conditions thereof, and the present uses and nonuses thereof, have been examined by Tenant and that Tenant accepts the same in the condition or state in which they or any of them now are or in which they or any of them will be at the commencement of the term of this Lease, without representation or warranty, express or implied, in fact or by law, by Landlord and without recourse to Landlord, as to the title thereto, the conformity to or compliance with any law, ordinance, regulation, order or requirement of any federal, state, municipal or other governmental authority, governmental regulations, the nature, condition or usability thereof or the use or uses to which the Demised Premises or any part thereof may be put and Landlord shall have no liability whatsoever in respect of the condition of the Demised Premises. Without limiting the foregoing, Landlord shall not be liable for any failure of water supply, gas or electric current, nor for any injury or damage to person or property caused by or resulting from gasoline, oil, steam, gas, electricity, or hurricane, tornado, flood, wind or similar storms or disturbances, or water, rain or snow which may leak or flow from the street, sewer, gas mains or subsurface area or from any part of the building or buildings on the Demised Premises, or leakage of gasoline or oil from pipes, appliances, sewer or plumbing works therein, or from any other place, nor for interference with light or other incorporeal hereditaments by anybody, or caused by operations by or of any public or quasi-public work. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that same are expressly set forth in this Lease. It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in this Lease, which alone fully and completely expresses their agreements and that the same is entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease, made by the other.

                  Section 23.02 Landlord covenants and agrees that Tenant, upon paying the Rent, Impositions and other additional rent and other charges herein provided for and observing and keeping all covenants, agreements and conditions of this Lease on its part to be observed and kept, shall quietly have and enjoy the Demised Premises during the term of this Lease without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease, all covenants, easements, restrictions, agreements and encumbrances of record, all laws, ordinances, regulations, orders and requirements of all federal, state, municipal or other governmental authorities now or hereafter in existence and to Article 17.

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                  Section  23.03  In case  Landlord  shall  convey  the  Demised
Premises, all liabilities and obligations on the part of Landlord under this Lease accruing after such conveyance shall terminate upon such conveyance, and thereupon, all such liabilities and obligations shall, subject to the provisions of Article 29, be binding upon the grantee. Any funds held by Landlord under this Lease in which Tenant has an interest shall be turned over to such grantee simultaneously with any conveyance by Landlord.


                                   ARTICLE 24

                            ARBITRATION AND APPRAISAL

                  Section 24.01 In any case in which it is provided by the terms of this Lease that any matter shall be determined by arbitration, such arbitration shall be conducted in New York City by a three-member panel in accordance with the then rules of the American Arbitration Association and shall be a condition precedent to any court action or proceeding brought by either party relating to such matter. Judgment upon the award or determination rendered in such arbitration may be entered in any court having jurisdiction thereof.


                                   ARTICLE 25

                    LANDLORD NOT LIABLE FOR INJURY OR DAMAGE

                  Section 25.01 Tenant is and shall be in exclusive control and possession of the Demised Premises as provided herein, and Landlord shall not in any event whatsoever be liable for any injury or damage to any property or to any person happening on or about the Demised Premises, nor for any injury or damage or loss (by theft or otherwise) to any property of Tenant, or of any other person contained therein. The provisions hereof permitting Landlord to enter and inspect the Demised Premises are made for the purpose of enabling Landlord to be informed as to whether Tenant is complying with the agreements, terms, covenants and conditions hereof, and to do such acts as Tenant shall fail to do and no obligation exists on the part of Landlord to enter or inspect the Demised Premises or upon such inspection, to cause the remedying of any condition disclosed thereby.


                                   ARTICLE 26

                                NO RENT ABATEMENT

                  Section 26.01 Without limiting the provisions of Section 34.08 hereof, no abatement, diminution or reduction of Rent, Impositions, other additional rent, charges or other compensation shall be claimed by or allowed to Tenant, or any persons claiming under it, under any circumstances,

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



whether for inconvenience, discomfort, interruption of business, or otherwise, arising from the making of alterations, changes, additions, improvements or repairs to any building(s) now existing or which may hereafter be erected on the Demised Premises, by virtue or because of any present or future governmental laws, ordinances, requirements, orders, directions, rules or regulations or by virtue or arising from, and during, the restoration of the Demised Premises after the destruction or damage thereof by fire or other cause or the taking or condemnation of a portion of the Demised Premises (except as provided in Article
16) or arising from any other cause or reason.


                                   ARTICLE 27

                                    BROKERAGE

                  Section 27.01 Landlord and Tenant each warrants and represents to the other that no real estate agent, broker, salesperson, or any other person, firm or corporation has acted on its behalf or will be entitled to any brokerage commission, finder's fee or other compensation in connection with the consummation of this Lease or the Demised Premises. Landlord and Tenant each agrees to indemnify and hold the other harmless from and against any and all loss, cost, damage, claim, expense (including, without limitation, attorneys' fees and disbursements) and liability which the other may sustain or which may be asserted against the other by reason of a claim for a brokerage commission, finder's fee or other compensation made by any person, firm or corporation, with whom the other has dealt in connection with this Lease or the Demised Premises.


                                   ARTICLE 28

                           ENVIRONMENTAL REQUIREMENTS

                  Section 28.01 For purposes of this Article 28, the following capitalized terms shall have the respective meanings assigned to them below, which meanings shall be applicable equally to the singular and plural forms of the terms so defined:

                  "Applicable Law" means any applicable law, including (without limitation) any: (i) federal, state, territorial, county, municipal or other governmental or quasi-governmental law, statute, ordinance, rule, regulation, requirement or use or disposal classification or restriction, whether domestic or foreign; (ii) judicial, administrative or other governmental or quasi-governmental order, injunction, writ, judgment, decree, ruling, interpretation, finding or other directive, whether domestic or foreign; or
(iii) arbitrator's or referee's decision, finding or award which is binding.

                  "CERCLA"  means  the  Comprehensive   Environmental   Response
Compensation and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.), and any regulations promulgated thereunder and any judicial or administrative interpretation thereof.


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                  "Claim" means any asserted claim or demand, of whatsoever kind or nature, by any Person, for any actual or alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, ordinance or regulation, common law or otherwise.

                  "Contaminant" means any pollutant, hazardous substance, hazardous chemical, toxic substance, hazardous waste or special waste, as those terms are defined in federal, state or local environmental laws or regulations, radioactive material, petroleum, crude oil, any petroleum-derived substance, product or waste, including, but not limited to, polychlorinated biphenyls and asbestos.

                  "Environmental, Health and Safety Requirements of Law" means all Applicable Laws relating to or addressing the environment, health or safety, including, but not limited to CERCLA.

                  "Environmental Permits" means all Permits required by any Governmental Authority under any Environmental, Health and Safety Requirement of Law relating to or affecting the Demised Premises.

                  "Governmental Authority" means any nation, state, sovereign, or government, any federal, regional, state or local or political subdivision and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Indemnified Parties" means (i) Landlord, (ii) the directors, officers, agents, servants, employees and shareholders of Landlord and (iii) the heirs, legal representatives, successors and assigns of the Persons described in clauses (i) and (ii) of this definition.

                  "Liabilities and Costs" means all liabilities, claims, obligations, responsibilities, losses, damages, punitive damages, consequential damages, treble damages, charges, costs and expenses (including, without limitation, attorneys', experts' and consulting fees and costs of investigation and feasibility studies), fines, penalties and monetary sanctions or interest.

                  "Permits" means any permit, consent, approval, authorization, license, variance or permission from any Person or Governmental Authority.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "RCRA" means the Resource Conservation and Recovery Act (42 U.S.C. ss.6901, et seq.) and any regulations promulgated thereunder and any judicial or administrative interpretation thereof.

                  "Release"  means  any  release,   spill,  emission,   leaking,
pumping,  injection,  deposit,  disposal,  discharge,   dispersal,  leaching  or
migration into the environment.

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                  "Remedial  Action" means any action required by a Governmental
Authority to (i) clean up, remove or treat Contaminants in the environment; (ii) prevent a Release or threat of a Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or the environment; (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (iv) cure a violation of any Environmental, Health and Safety Requirement of Law.

                  "User"  shall  mean any  Person  now or  hereafter  occupying, owning (whether directly or indirectly), operating, managing, leasing, subleasing, possessing, using or controlling the Demised Premises or any part or aspect of the Demised Premises.

                  Section 28.02
                  (a) Tenant shall comply strictly and in all respects with the requirements of all Environmental, Health and Safety Requirements of Laws applicable to the Demised Premises including, without limitation, all environmental cleanup requirements, and shall notify Tenant immediately in the event of any Release (other than a Release which does not violate any Applicable
Law) or discovery of any Contaminant (other than a Contaminant used or stored in accordance with all Applicable Laws) at, upon, under or within the Demised Premises. Tenant shall promptly forward to Landlord copies of all orders, notices, permits, applications or other communications and reports in connection with any Release (other than a Release which does not violate any Applicable
Law) or the presence of any Contaminant (other than a Contaminant used or stored in accordance with all Applicable Laws), or any other matters relating to any Environmental, Health and Safety Requirements of Law, as they may affect the Demised Premises.

                  (b) In the event of any Release of a Contaminant affecting the Demised Premises (other than a Release which does not violate any Applicable
Law), whether or not the same originates or emanates from the Demised Premises or any contiguous real estate, and/or if Tenant shall fail to comply with any Environmental, Health and Safety Requirements of Law, Landlord shall have the right (but shall be under no duty or obligation whatsoever), to cause such work to be performed at the Demised Premises and/or take any and all other actions as Landlord shall deem necessary or advisable to remedy said Release or cure said failure of compliance, and Tenant shall reimburse Landlord, on demand, for all costs incurred on the account thereof, together with interest at the rate set forth in Section 2.03 hereof.

                  Section 28.03 Tenant covenants and agrees, to the fullest extent permitted by Applicable Law, on demand, to protect, indemnify, reimburse, hold harmless and defend the Indemnified Parties from and against any Liabilities and Costs, and all Claims that may be incurred by, imposed upon, or asserted or awarded against any Indemnified Party, under common law or on equitable cause, or on contract or otherwise, arising out of, related to, or in connection with the following matters (collectively, the "Indemnified Matters"):


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                  (i) any violation or alleged  violation of any  Environmental,
         Health and Safety Requirement of Law applicable to the Demised Premises or the operations of any User with respect to the Demised Premises;

                  (ii) any transport, treatment, recycling, storage, disposal or arrangement therefor, of any Contaminant to, at or from the Demised Premises;

                  (iii) any Release or threatened Release of any Contaminant at, to or from the Demised Premises, occurring during the term of this Lease;

                  (iv) any personal injury (including wrongful death) arising out of any of the conditions or activities described in this Section 28.03, including, without limitation, damages assessed for, or arising from, the maintenance of a public or private nuisance or the carrying on of an abnormally dangerous activity at or near the Demised Premises;

                  (v) any exposure to any products, raw materials or Contaminants while manufactured, generated, handled, processed, stored, installed or used at the Demised Premises or as part of the operations of any User in connection with the Demised Premises;

                  (vi) any violation of any Environmental Permits with respect to the Demised Premises or the operations thereon or relating thereto by any Person;

                  (vii)  Tenant's  failure to comply with the provisions of this
         Article 28;

                  (viii) any Remedial Action arising out of, related to, any of the foregoing items (i) through (vii);

provided, however, that Tenant shall not be liable to any Indemnified Party for any Indemnified Matter attributable to the negligence or misconduct of any Indemnified Party.

                  Section 28.04 Tenant shall permit Landlord and Landlord's agents, servants, and employees, including but not limited to legal counsel, environmental consultants, and engineers, access to the Demised Premises for the purposes of environmental inspections and sampling during regular business hours, or during other hours either by agreement of the parties or in the event of any environmental emergency. In the case of any such inspection or sampling, Tenant shall not restrict access to any part of the Demised Premises, and Tenant shall not impose any conditions to access. If Landlord's environmental inspection shall include sampling and testing of the Demised Premises, Landlord shall use its best efforts to avoid interfering with Tenant's use of the Demised Premises, and upon completion of sampling and testing shall repair and restore the affected areas of the Demised Premises from any damage caused by the sampling and testing.

                  Section 28.05


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                  (a) Prior to the  termination  of the Lease term Tenant shall, at Landlord's option, hire a consultant satisfactory to Landlord to undertake sampling at the Demised Premises sufficient to determine whether or not Tenant's operations have resulted in a Release of a Contaminant at, on or from the Demised Premises. Tenant's sampling shall, at a minimum, establish the integrity of all underground storage tanks, if any, at the Demised Premises. Should the sampling reveal any Release of a Contaminant in violation of any Environmental, Health and Safety Requirements of Law, then Tenant shall, at Tenant's expense, promptly clean up the Demised Premises in accordance with all Environmental Health and Safety Requirements of Law.

                  (b) Tenant shall promptly notify Landlord as to any liens threatened or attached against the Demised Premises pursuant to any Environmental Health and Safety Requirements of Law. If such a lien is filed against the Demised Premises, then Tenant shall, within thirty (30) days from the date that the lien is placed against the Demised Premises, and at any rate prior to the date any Governmental Authority commences proceedings to sell the Demised Premises pursuant to the lien, either: (a) pay the claim and remove the lien from the Demised Premises; or (b) furnish (i) a bond satisfactory to Landlord in the amount of the claim out of which the lien arises, (ii) a cash deposit in the amount of the claim out of which the lien arises, or (iii) other security satisfactory to the Landlord in an amount sufficient to discharge the claim out of which the lien arises.

                  Section 28.06 Tenant's obligations under this Article 28 shall survive the expiration or earlier termination of this Lease with respect to any Release of a Contaminant on or from the Demised Premises occurring during the term of this Lease, or any period thereafter during which Tenant holds over.


                                   ARTICLE 29

                       LIMITATION ON LANDLORD'S LIABILITY

                  Section 29.01 Tenant hereby agrees that the promises and obligations of Landlord contained herein are made for the sole purpose of establishing the existence of said promises and obligations, Tenant's source of satisfaction of said promises and obligations in the event of Landlord's breach thereof being limited to Landlord's interest in the Demised Premises, the rents, issues and profits therefrom, the fixtures and equipment contained in the Demised Premises belonging to Landlord and the rights of Landlord in any condemnation awards and insurance proceeds and policies, all as described herein, and Tenant agrees it shall not seek to enforce any judgment for any sum of money that is or may be payable hereunder out of any other assets of Landlord or of Landlord's agents, incorporators, shareholders, officers, directors, partners, joint venturers, principals or affiliates.


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




                                   ARTICLE 30

                  APPLICATION, TRANSFER AND RETURN OF SECURITY

                  Section 30.01 Tenant shall deposit with Landlord so that Landlord shall at all times hold an amount equal to two months' Rent, at the then current applicable rate, said sum to be held as security for the faithful performance and observance by Tenant of the terms, provisions, and conditions of this Lease. Tenant shall make the initial deposit with Landlord of such security upon its execution of this Lease. It is agreed that in the event Tenant defaults beyond the expiration of any applicable grace period in respect of any of the terms, provisions, and conditions of this Lease, including, but not limited to, the payment of Rent, Impositions or other additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Rent, Impositions or other additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants, and conditions of this Lease, including but not limited to, any damages or deficiency owing by Tenant pursuant to Article 19 hereof, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event of an increase in the annual rental rate pursuant to Section 2.01, Tenant shall automatically increase the security deposit, or in the event of any such use, application or retention of the security deposit by Landlord, Tenant shall, upon demand by Landlord, forthwith restore said deposit, such that in any case the deposit at all times shall be in an amount equal to two months' Rent at the then applicable rate and Tenant's failure to do so within five (5) days after any increase in the annual rental rate or after such demand by Landlord, as applicable, shall carry with it the same consequences as failure to pay any installment of Rent due under this Lease.

                  Section 30.02 In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants, and conditions of this Lease, the security shall be returned to Tenant after the date fixed as the end of the term of this Lease and after delivery of possession of the Demised Premises to Landlord.

                  Section 30.03 In the event of a sale of the land and building comprising the Demised Premises, Landlord shall transfer the unapplied security to the vendee. Landlord shall thereupon be released by Tenant from all liability for the return of such security and Tenant shall look solely to the new landlord for the return of said security. The provisions of this Section 31.03 shall apply to every transfer or assignment made of the security to a new landlord.

                  Section 30.04 Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the moneys deposited pursuant hereto as security, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance or attempted assignment or encumbrance.



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



                                   ARTICLE 31

                                 OPTION TO RENEW

                  Section 31.01 Tenant, at its option, may renew the term of this Lease for two (2) additional terms of five (5) years each, by serving written notice of the exercise thereof upon Landlord, in the case of the first renewal term, no later than eighteen (18) months prior to the expiration of the initial term hereof and, in the case of the second renewal term, no later than eighteen (18) months prior to the expiration of the first renewal term hereof (time being of the essence in each such case); provided, however, that any exercise of Tenant's option to renew shall be deemed ipso facto null and void and the renewal of the term of this Lease pursuant to such exercise shall be and become null and void automatically without the need for any further action, not withstanding the exercise or attempted exercise of such renewal option by Tenant
(a) if this Lease shall not be in full force and effect or if any Event of Default shall exist on the last day of the initial term (in the case of the first renewal option) or on the last day of the first renewal term (in the case of the second renewal option) or the date upon which Tenant exercises such renewal option or (b) if Tenant has sublet the Demised Premises or assigned this Lease. If the term of this Lease is renewed as provided above, such renewal shall be upon all of the same terms, covenants and conditions as herein provided (including, without limitation, all provisions as to the payment of Rent, Impositions and other additional rent), except that in the second renewal term Tenant shall have no right to renew the term of this Lease.


                                   ARTICLE 32

                             RIGHT OF FIRST REFUSAL

                  Section 32.01

                  (a) If Landlord at any time during the term or any renewal term of this Lease, receives an offer (the "Offer") to purchase the Demised Premises, or if the sole asset of Landlord is the Demised Premises, an offer to purchase all of the stock of Landlord (the "Stock"), which Landlord desires to accept, Landlord shall give Tenant notice in writing of the Offer setting forth the amount of the proposed purchase price and all other material terms and conditions of the Offer ("Landlord's Notice"). Tenant shall have the right of first refusal to purchase the Demised Premises or the Stock, as the case may be, which right shall be exercised by giving written notice to Landlord ("Tenant's Notice"), within ten (10) days of the giving of Landlord's Notice, of Tenant's agreement and intention to purchase the Demised Premises or the Stock, as applicable, at the same price and on the same terms as those set forth in the Offer (except that the purchase price shall be payable all in cash regardless of the terms of the Offer regarding such payment), and by delivering to Landlord, together with Tenant's Notice, an unendorsed certified or official bank check, payable to the order of Landlord, in the amount of ten percent (10%) of the total purchase price, set forth in the Offer. The proceeds of such check shall be held by Landlord as a downpayment against the total purchase

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



price payable by Tenant. Notwithstanding the foregoing, if, prior to Landlord's receipt of Tenant's Notice, the Offer is withdrawn, rescinded or terminated by the prospective purchaser or rejected by Landlord, then Landlord's Notice shall be deemed withdrawn, in which event this Lease and all of its terms and conditions, including this Article 32, shall remain in full force and effect, as though Landlord had never received the Offer. If Tenant does not give Tenant's Notice within the period and in the manner required herein, this Lease and all of its terms and conditions, excluding this Article 32, shall nevertheless remain in full force and effect and the provisions of this Article 32 shall be deemed deleted and of no further force or effect.

                  (b) Tenant's right of first refusal hereunder shall be deemed ipso facto deleted and automatically null and void, without the need for any further action, notwithstanding the exercise or attempted exercise of such right by Tenant, if this Lease shall not be in full force and effect or if any Event of Default shall exist on the day upon which Tenant shall exercise its right hereunder of if the Tenant is not then Sleepy's, Inc.

                  (c) Time shall be of the essence with respect to all provisions of this Article 32.

                  (d) Notwithstanding the foregoing, this Article 32 shall not apply and shall be deemed ipso facto deleted and automatically null and void if the Tenant is not Sleepy's, Inc.


                                   ARTICLE 33

                               OPTION TO PURCHASE

                  Section 33.01 Provided that the Tenant is Sleepy's, Inc., a New York corporation, Tenant, at its option, and in accordance with the terms of this Article 33, may purchase the Demised Premises for a purchase price equal to the appraised fair market value of the Demised Premises, determined in accordance with the provisions of Section 33.02 hereof, plus the amount of any prepayment premiums, penalties or other charges of any kind that would be incurred by Landlord in prepaying any mortgages then encumbering the Demised Premises that Landlord is required to pay in connection with the sale to Tenant, and otherwise upon the terms and provisions of the Sale- Purchase Agreement annexed hereto as Exhibit D (the "Purchase Agreement"). Tenant may exercise such option only during the calendar months of June, 2001 and June, 2004, provided however, Tenant's exercise of the purchase option during June, 2001 is subject to the provisions of Section 33.03. Such option must be exercised by serving written notice of the exercise thereof upon Landlord, accompanied by a copy of the Purchase Agreement, dated of even date with said notice, duly executed by Sleepy's, Inc., and by an unendorsed certified or official bank check (the "Check"), payable to the order of Landlord, on account of the purchase price, in an amount equal to $100,000.00; provided, however, that Tenant's option to purchase shall be deemed ipso facto deleted and null and void automatically without the need for any further action notwithstanding the exercise or attempted exercise of such option by Tenant if this Lease shall not be in full force and effect, or if any Event of Default shall exist on the day upon which Tenant shall exercise such option or if the

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



Tenant is not then Sleepy's, Inc. If Tenant exercises its option pursuant to this Section 33.01 during June, 2001, Landlord's obligation to convey the Demised Premises to Tenant shall be subject to, and limited by the provisions of
Section 33.03. Time shall be of the essence with respect to all provisions of this Article 33.

                  Section 33.02

                  (a) Landlord shall make the initial determination of the fair market value of the Demised Premises and shall notify Tenant of such determination within sixty (60) days of Landlord's timely receipt of Tenant's notice of exercise of its option to purchase. If Tenant disputes Landlord's determination, Tenant shall give notice of such dispute (the "Dispute Notice") within fifteen (15) days after receipt of Landlord's determination.

                  (b) If Tenant fails to give the Dispute Notice in a timely manner, then Landlord's determination of the fair market value of the Demised Premises shall be final and binding for the purposes of this Section 33.02. If Tenant does give the Dispute Notice then the appraisal of the fair market value of the Demised Premises shall be made as follows:

                           (i) Within  twenty (20) days after  Tenant  gives the
Dispute Notice (such twenty (20) day period shall be referred to as the "Selection Period for the Parties' Appraisers"), Landlord and Tenant, by notice to the other, shall each appoint a disinterested person of recognized competence in the field as an appraiser. The appraisers thus appointed shall appoint a third disinterested person of recognized competence in the field and such three appraisers, as promptly as possible, shall determine the fair market value of the Demised Premises;

                           (ii) if either  Landlord  or Tenant  does not appoint
its appraiser as aforesaid, then the other party's appraiser alone shall determine the fair market value of the Demised Premises;

                           (iii)  if  within   fifteen   (15)  days   after  the
expiration of the Selection Period for the Parties' Appraisers, the two appraisers appointed by the parties are unable to agree upon the appointment of a third appraiser, they shall give notice of such failure to the parties, and, if the parties fail to agree upon the selection of the third appraiser within five (5) days after the appraisers give such notice, then within five (5) days thereafter, either of the parties, upon notice to the other party, may apply for the appointment of the third appraiser to a court of the State of New York having a situs in New York County;

                           (iv) All appraisers,  in addition to being persons of
recognized competence in the field of appraisal, shall be MAI appraisers with at least ten years prior experience. The appraisers shall base their determination on the highest and best use of the Demised Premises, as-is and unencumbered by this Lease or any other lease or encumbrance, and shall not have the power to add to, modify or change any of the provisions of this Lease;


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                           (v) Each of the  parties  shall each be  entitled  to
present evidence and argument to the appraisers. Each appraiser shall determine, in his or her judgment, the fair market value of the Demised Premises. If there is only one appraiser, then the determination of that appraiser shall be conclusive and final and binding on the parties and judgment upon the same may be entered in any court having jurisdiction thereof. If there are three appraisers, then the fair market value of the Demised Premises shall be the average of the three appraisals, provided however that for the purposes of computing such average, the highest and/or lowest appraisal shall be eliminated if such appraisal is ten (10%) percent more (in the case of the highest appraisal) or less (in the case of the lowest appraisal) than the middle appraisal. Such average shall be conclusive and final and binding upon the parties and judgment upon the same may be entered in any court having jurisdiction  thereof.  The appraisers  shall give notice to the parties stating
their   determination,   and  shall  furnish  to  each  party  a  copy  of  such
determination signed by them;

                           (vi)  Each  party  shall  pay  the  costs,  fees  and
expenses of the appraiser selected by that party and costs, fees and the expenses of the third appraiser and all other aspects of this appraisal process shall be borne equally by the parties; and

                           (vii)  In  the  event  of  the  failure,  refusal  or
inability of any appraiser to act, a new appraiser shall be appointed in his stead within ten (10) days, which appointment shall be made in the same manner as hereinbefore provided for the appointment of the appraiser so failing, refusing or unable to act.

                  Section 33.03 If Tenant properly exercises its option pursuant to Section 33.01 during June, 2001, Landlord, at its option and in its sole discretion, may nullify the exercise of the option made during June, 2001 and in lieu of conveying the Demised Premises to Tenant in accordance with Section 33.01, shall reduce the annual Rent for the then current Lease Year to an amount equal to the greater of (a) the then reasonable initial annual fair market fixed rent for a triple net lease with a term of thirteen years, containing provisions for annual rent increases on the same terms as provided in Section 2.01 hereof and for comparable buildings in Nassau County, New York (the "Fair Market Rent"), and (b) the then current annual Rent less $100,000. (The amount of the reduction of the Rent rate effectuated pursuant to this Section 33.03 shall be referred to herein as the "Rent Reduction".) The Rent, as so adjusted, shall remain subject to further annual adjustments in accordance with Section 2.01.

                  Section 33.04

                  (a) If Landlord, pursuant to Section 33.03, elects to adjust the annual Rent rate in lieu of conveying the Demised Premises to Tenant in accordance with Section 33.01, then Landlord shall make the initial determination of the Fair Market Rent and shall notify Tenant of such determination within sixty (60) days of Landlord's timely receipt of Tenant's notice of exercise of its option to purchase. If Tenant disputes Landlord's determination, Tenant shall give notice of such dispute (the "Dispute Notice") within fifteen (15) days after receipt of Landlord's determination.

                  (b) If Tenant fails to give the Dispute Notice in a timely manner, then Landlord's determination of the Fair Market Rent shall be final and binding for the purposes of this Section 33.04. If Tenant does give the Dispute Notice then the appraisal of the Fair Market Rent shall be made as follows:

                           (i) Within  twenty (20) days after  Tenant  gives the
Dispute Notice (such twenty (20) day period shall be referred to as the "Selection Period for the Parties' Appraisers"), Landlord and Tenant, by notice to the other, shall each appoint a disinterested person of recognized competence in the field as an appraiser. The appraisers thus appointed shall appoint a third disinterested person of recognized competence in the field and such three appraisers, as promptly as possible, shall determine the Fair Market Rent;

                           (ii) if either  Landlord  or Tenant  does not appoint
its appraiser as aforesaid, then the other party's appraiser alone shall determine the Fair Market Rent;

                           (iii)  if  within   fifteen   (15)  days   after  the
expiration of the Selection Period for the Parties' Appraisers, the two appraisers appointed by the parties are unable to agree upon the appointment of a third appraiser, they shall give notice of such failure to the parties, and, if the parties fail to agree upon the selection of the third appraiser within five (5) days after the appraisers give such notice, then within five (5) days thereafter, either of the parties, upon notice to the other party, may apply for the appointment of the third appraiser to a court of the State of New York having a situs in New York County;

                           (iv) All appraisers,  in addition to being persons of
recognized competence in the field of appraisal, shall be MAI appraisers with at least ten years prior experience. The appraisers shall not have the power to add to, modify or change any of the provisions of this Lease;

                           (v) Each of the  parties  shall each be  entitled  to
present evidence and argument to the appraisers. Each appraiser shall determine, in his or her judgment, the Fair Market Rent. If there is only one appraiser, then the determination of that appraiser shall be conclusive and final and binding on the parties and judgment upon the same may be entered in any court having jurisdiction thereof. If there are three appraisers, then the Fair Market Rent shall be the average of the three appraisals, provided however that for the purposes of computing such average, the highest and/or lowest appraisal shall be eliminated if such appraisal is ten (10%) percent more (in the case of the highest appraisal) or less (in the case of the lowest appraisal) than the middle appraisal. Such average shall be conclusive and final and binding upon the parties and judgment upon the same may be entered in any court having jurisdiction thereof. The appraisers shall give notice to the parties stating their determination, and shall furnish to each party a copy of such determination signed by them;

                           (vi)  Each  party  shall  pay  the  costs,  fees  and
expenses of the appraiser selected by that party and costs, fees and the expenses of the third appraiser and all other aspects of this appraisal process shall be borne equally by the parties; and

                           (vii)  In  the  event  of  the  failure,  refusal  or
inability of any appraiser to act, a new appraiser shall be appointed in his stead within ten (10) days, which appointment shall be made in the same manner as hereinbefore provided for the appointment of the appraiser so failing, refusing or unable to act.

                  Section 33.05 If Tenant does not exercise its option pursuant to Section 33.01 during June, 2004, then on July __, 2004, the annual Rent shall be increased by an amount equal to the Rent Reduction, if any. This increase shall be deemed to occur after any increase in the Rent pursuant to Section 2.01 which would also be effective for the Lease Year commencing on July __, 2004.

                                   ARTICLE 34

                                  MISCELLANEOUS

                  Section 34.01 Landlord and Tenant, so far as permitted by law, waive and will waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, or any claim of injury or damage.

                  Section 34.02 The captions of this Lease and any index preceding this Lease are for convenience and reference only and in no way define, limit or describe the scope or intent of this Lease.

                  Section 34.03 All terms and words used in this Lease regardless of the number and gender in which they are used shall be deemed and construed to include any other number, and any other gender, masculine, feminine, or neuter, as the context or sense of this Lease or any Article, Section, paragraph or clause hereof may require, with the same effect as if such numbers and words had been fully and properly written in the required number and gender.

                  Section 34.04 This Lease contains the entire agreement between the parties and cannot be changed, modified or terminated orally, but only by an instrument in writing executed by Landlord and Tenant.

                  Section 34.05 The covenants and agreements herein contained shall bind and inure to the benefit of Landlord and its successors and assigns and of Tenant and its successors and assigns, except as otherwise provided herein.

                  Section 34.06 Wherever in this Lease Landlord's consent or approval is required and Landlord is required to be reasonable, if Landlord shall refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment.

                  Section 34.07 Tenant shall pay all New York State Real Property Transfer Taxes and Landlord and Tenant shall each pay one-half of the New York State Real Property Transfer Gains Taxes, if any, due in connection with the execution of this Lease and the leasehold estate created hereby.

                  Section 34.08 Landlord agrees to complete an addition (the "Addition") to the Demised Premises of approximately 79,000 square feet (which addition shall have a "footprint" of approximately 73,000 square feet and a mezzanine of approximately 6,000 square feet), in accordance with Tenant's previously delivered plans and specifications. Landlord represents that it will have sufficient funds to complete such Addition. Should the Landlord fail to complete the Addition on or before December 31, 1996, in accordance with the provisions of this Lease, and if such failure shall continue for ten (10) days following written notice thereof, Tenant may complete the Addition, and deduct the reasonable, out-of-pocket costs incurred by Tenant of so doing together with interest thereon from the date of expenditure thereof at an annual rate of the prime rate established by The Chase Manhattan Bank, N.A. from time to time (herein the "Prime Rate"), which shall not be in excess of the maximum legal rate of interest, from any Rent or other amounts payable under this Lease.

                  Section 34.09 The term "Landlord", as used in this Lease shall be limited to mean and include only the owner or owners at the time in question of the Demised Premises, and in the event of any transfer or transfers of the Demised Premises, Landlord herein named (and in case of any subsequent transfer or conveyance, the then transferor of the Demised Premises) shall be automatically freed and relieved from and after the date of such transfer of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease theretofore and thereafter to be performed.

                  Section 34.10 As used in this Lease the term business day shall mean any day except a Saturday or Sunday or a legal holiday.

                  Section 34.11 Section 34.10 This Lease shall be deemed to modify, amend, extend, replace and restate in full the terms and provisions of that certain existing lease covering the Demised Premises between the Landlord and Tenant, dated June 14, 1994.

                  IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly signed the day and year first above written.

                                              LANDLORD:

                                              BDC REALTY CORP.


                                               By: _____________________________
                                                   Name:
                                                   Title:


                                               By: _____________________________
                                                   Name:
                                                   Title:



                                               TENANT:

                                               SLEEPY'S, INC.



                                               By: _____________________________
                                                   Name:
                                                   Title:

STATE OF NEW YORK                   )
                                    :  ss.:
COUNTY OF NEW YORK                  )


                  On this ____ day of __________, 1996, before me personally came _____________ to me known, who being by me duly sworn, did depose and say that he resides at No. ___________ ________________________, that he is the
________ President of BDC Realty Corp., the corporation described in and which executed the foregoing instrument, and that he signed his name thereto by order of the Board of Directors of said corporation.


                                            ____________________________________
                                            Notary Public


STATE OF NEW YORK                   )
                                    :  ss.:
COUNTY OF NEW YORK                  )


                  On this ____ day of __________, 1996, before me personally came _____________ to me known, who being by me duly sworn, did depose and say that he resides at No. ___________ ________________________, that he is the
________ President of BDC Realty Corp., the corporation described in and which executed the foregoing instrument, and that he signed his name thereto by order of the Board of Directors of said corporation.



                                            ____________________________________
                                            Notary Public


STATE OF NEW YORK                   )
                                    :  ss.:
COUNTY OF NEW YORK                  )


                  On this ___ day of _________, 1996, before me personally came _________________ to me known, who being by me duly sworn, did depose and say that he resides at No. ____________ _______________________________, that he is the _________ President of Sleepy's, Inc., the corporation described in and which executed the foregoing instrument, and that he signed his name thereto by order of the Board of Directors of said corporation.



                                            ____________________________________
                                            Notary Public

                                    EXHIBIT A
                               (legal description)



ALL that certain plot, piece or parcel of land with the buildings and improvements thereon erected, situate, lying and being near Farmingdale, Town of Oyster Bay, County of Nassau and State of New York, more particularly bounded and described as follows:

BEGINNING at a point on the Easterly side of Seaford Oyster Bay Expressway, said point being the dividing line of the premises about to be described and Land now or formerly of Cascelta Corporation said point is also distant 935.7 more or less southerly from the extreme southerly end of the arc of a curve connecting the southerly side of Central Avenue and the easterly side of Seaford Oyster Bay Expressway;

RUNNING THENCE South 79 degrees 09 minutes 28 seconds East 894.81 feet, which point is also distant 500.63 feet southerly from land of Long Island Railroad;

THENCE South 03 degrees 43 minutes 22 seconds West 552 feet;

THENCE North 79 degrees 09 minutes 28 seconds West 981.25 feet to the easterly side of Seaford Oyster Bay Expressway;

RUNNING THENCE North 12 degrees 43 minutes 38 seconds East along the easterly side of Seaford Oyster Bay Expressway 548.04 feet to the point or place of BEGINNING.

                                    EXHIBIT B
                   (Form of Subordination, Non-Disturbance and
                              Attornment Agreement)

                      MORTGAGEE'S NON-DISTURBANCE AGREEMENT
                                       AND
                          TENANT'S AGREEMENT TO ATTORN

     THIS AGREEMENT, made this ____ day of _____ 1996, by and among FlEET BANK, N.A., a national banking association organized and existing under and by virtue of the laws of the United States of America, having a place of business at 300 Broadhollow Road, Melville, New York (the "Mortgagee"), BDC REALTY CORP., a New York corporation, having a place of business at 175 South Central Avenue, Bethpage, New York (the "Landlord"), and SLEEPY'S, INC., a New York corporation, having a place of business at 175 South Central Avenue, Bethpage, New York (the "Tenant").

                                   BACKGROUND

     The Landlord is the owner of the improved real property described in Schedule A, annexed hereto and made a part hereof, located in the County of Nassau, State of New York and of the improvements erected thereon (collectively, the "Premises").

     The Tenant has entered into a certain lease (the "Lease"), dated the ___ day of ______, 19__. with the Landlord covering a portion of the Premises (hereinafter sometimes referred to, as the context requires, as the "Leased Space"), a memorandum of the Lease having been recorded on the _____ day of _______, 199_, the office of the ___________ in Liber/Reel _____ Page or is intended to be recorded prior to the recording of this Agreement. The Lease is a modification, amendment, extension, replacement and restatement of an existing lease, between the Landlord and the Tenant, covering the Premises, dated June 14, 1994.

     The Mortgagee is the owner and holder of a certain mortgages (set forth and described on Schedule B, annexed hereto and made a part hereof), encumbering the Premises, which mortgages, together with all amendments, modifications, extensions, consolidations, increases, supplements, spreaders and restatements thereof, now or hereafter made, are hereinafter collectively referred to as the "Mortgage", together with the evidence of indebtedness (collectively, the "Note") which it secures and other documents executed in connection therewith and any amendments, modifications, extensions, consolidations, increases, supplements, spreaders and restatements thereof, are hereinafter referred to as the "Loan Documents".

     The Tenant has requested that the Mortgagee consents to the Lease and agrees not to disturb the Tenant's rights and options under the Lease, including, without limitation, Tenant's possessory rights in the Leased Space and Tenant's Right of First Refusal and Option to Purchase, as set forth in Articles 32 and 33, respectively, of the Lease (collectively, "Tenant's Rights and Options"), in the event the Mortgagee should foreclose the Mortgage, provided that the Tenant is not in default under the Lease after the expiration of any applicable grace and notice periods, and provided that the Tenant attorns to the Mortgagee or the purchaser at the foreclosure sale.

     The Mortgagee is willing to so agree on the terms and conditions hereinafter provided.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and TEN AND 00/100 ($10.00) DOLLARS and other good and valuable consideration each to the other in hand paid, receipt of which is hereby acknowledged, the Mortgagee and the Tenant hereby agree as follows:

     1. Lease Subordinate to Mortgage. The Lease and all of the terms thereof (including without limitation any options to purchase, rights of first refusal and any similar rights) are and shall be subject and subordinate in all respects to the lien, created by the Loan Documents and all advances (whether optional or obligatory) and/or payments made, or to be made, under any Loan Document. In confirmation thereof, Tenant shall promptly execute, acknowledge and deliver to the Mortgagee any instruments that the Mortgagee may request from time to time to evidence the foregoing, and the Tenant hereby irrevocably constitutes and appoints the Mortgagee as the Tenant's attorney-in-fact, coupled with an interest, to execute and deliver any such instruments for and on behalf of the Tenant if the Tenant fails to execute, acknowledge and/or deliver any such instrument within ten (10) days after request therefor.

     2.  Non-Disturbance  of  Tenant.  Provided  the Tenant  complies  with this
Agreement and is not in default under the terms of the Lease, beyond the expiration of any applicable grace and notice periods, in the payment of fixed rent or additional rent (collectively, the "Rent") or the performance of any of the terms, conditions, covenants, clauses or agreements on its part to be performed under the Lease, as of the date the Mortgagee files a lis pendens in, or otherwise commences a foreclosure action, or at any time thereafter, no default under the Mortgage, and no proceeding to foreclose the same will disturb the Tenant's possession under the Lease or Tenant's Rights and Options, and the Lease, and Tenant's rights thereunder, will not be affected or cut off thereby (except to the extent that the Tenant's right to rece*e or set off any moneys or obligations owed or to be performed by the Mortgagee's predecessors in title shall not be enforceable thereafter against the Mortgagee or any subsequent owner) and notwithstanding any such foreclosure or other acquisition of the Premises by the Mortgagee, the Lease will be recognized as a direct lease from the Mortgagee or any other party acquiring the Premises upon the foreclosure sale, and the Mortgagee, or any subsequent owner, shall not be:
(a) liable for any previous act or omission of Landlord under the Lease, (b) subject to any offset, claim, or counterclaim which shall theretofore have accrued to the Tenant against the Landlord, (c) have any obligation with respect to any security deposited under the Lease unless such security has been physically delivered to the Mortgagee, (d) bound by any previous modification of the Lease unless such modification shall have been expressly approved in writing by the Mortgagee, (e) bound by any previous prepayment of Rent for a period greater than one (1) month, (f) bound by any notice of termination given by the Landlord to the Tenant without the Mortgagee's written consent thereof, or (g) liable under any indemnity provision of whatever nature contained in the Lease including, but not limited to, any environmental indemnification, which indemnity obligation may arise by reason of the occurrence of (i) an event, (ii) the failure of performance, or (iii) any state of fact, any of which occurred prior to the taking of title to the Premises by the Mortgagee or its nominee.

     3. Mortgagee Not Liable for Construction. Any provision of this Agreement to the contrary notwithstanding, the Mortgagee shall not be bound by any provisions in the Lease which obligates the Landlord to erect or complete any building, perform any construction work, make any improvements to the Leased Space, expand or rehabilitate any existing improvements or repair or restore any improvements following any casualty or a taking of the Premises in condemnation.

     4. Tenant Certification. The Tenant certifies that the term of the Lease has commenced, that it is the complete agreement between the Landlord and the Tenant, and is presently in full force and effect and unmodified; that the Tenant has accepted possession of the Leased Space and that any improvements required by the terms of the Lease have been completed to the satisfaction of the Tenant; that no Rent under the Lease has been paid more than one (1) month in advance of its due date; and that the Tenant as of this date, has no charge, lien or claim of offset under the Lease, or otherwise, against the Rents or other charges due or to become due thereunder.

     5. No Set Off. If the Mortgagee elects to accept from the then mortgagor a deed in lieu of foreclosure, the Tenant's right to receive or set off any moneys or obligations owed or to be performed by the then Landlord shall not be enforceable thereafter against the Mortgagee or any subsequent owner of the Premises.

     6. Attornment. The Tenant will, upon request by the Mortgagee, or any subsequent owner of the Premises, execute a written agreement "hereunder the Tenant does confirm to the Mortgagee, or any such subsequent owner of the Premises, the attornment provided for herein and confirm the Tenant's agreement and obligations to the Mortgagee, or such subsequent owner, and to pay all Rents and charges then due or to become due under the Lease to the Mortgagee or such subsequent owner and its obligations to keep, observe and perform all of its other obligations under the Lease. The Tenant hereby irrevocably constitutes and appoints the Mortgagee as the Tenant's attorney-in-fact, coupled with an interest, to execute and deliver any such instruments for and on behalf of the Tenant if the Tenant fails to execute, acknowledge and/or deliver any such instrument within ten (10) days after request therefor.

     7. Notices to Mortgagee: Mortgagee's Right to Cure.

        (a) The Tenant, from and after the date hereof, shall send a copy to the Mortgagee of any notice or statement it may give to the Landlord under the Lease at the same time such notice or statement is sent to the Landlord, as owner of the Premises.

        (b) The Tenant hereby agrees that, from and after the date hereof, in the event of any act or omission by the Landlord, as landlord under the Lease, which would give the Tenant the right, either immediately or after the lapse of the period of time, to terminate the Lease, or to claim a partial or total eviction, the Tenant will not exercise any such right (i) until it has given written notice of such act or omission to the Mortgagee, and (ii) until a reasonable period of time (which in no event shall be less than sixty (60) days) to remedy such act or omission shall have elapsed following such giving of notice and following the time when the Mortgagee shall have become entitled, under the Mortgage, to remedy the same; provided, the Mortgagee, at its option, shall, following the giving of such notice, have elected to commence and continue to remedy such act or omission or to cause the same to be remedied and diligently prosecutes such remedy to completion to the extent it is then reasonably able to do so.

     8. No Prepayment of Rent. The Tenant will neither offer nor make prepayment of Rent for a period in excess of one (1) month nor further change the terms, covenants, conditions and agreements of the Lease in any manner without the express written consent of the Mortgagee.

     9. Mortgagee's Lien. Nothing contained in this Agreement shall in any way impair or affect the lien created by the Mortgage, except as specifically set forth herein.

     10. Amendment. No modification, amendment, waiver or release of any provision of this Agreement or of any right, obligation, claim or cause of action arising hereunder shall be valid or binding for any purpose whatsoever unless documented in writing and duly executed by the party against whom the same is sought to be asserted.

     11. Successors and Assigns. This Agreement shall inure to the benefit of the parties hereto, their successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of the Mortgagee, all obligations and liabilities of the Mortgagee under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom the Mortgagee's interest is assigned or transferred.

    12. Tenant Acknowledgments.


        (a) The Tenant agrees that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement.

        (b) The Tenant acknowledges that it has notice that the Lease and the Rent and all other sums due thereunder have been assigned to the Mortgagee as part of the security for the Note. In the event that Mortgagee notifies the Tenant of a default under the Mortgage, that has existed beyond the expiration of any applicable grace and notice period, and demands that the Tenant, by reason thereof, pay the Rent and all other sums due under the Lease to the Mortgagee, the Tenant agrees that it will honor such demand and pay its rent and all other sums due under the Lease directly to the Mortgagee. The Tenant shall have no responsibility to ascertain whether such demand by the Mortgagee is permitted under the Mortgage. The Landlord hereby waives any right, claim or demand it may now or hereafter have against the Tenant by reason of such payment to the Mortgagee, and any such payment to the Mortgagee shall discharge the obligations of the Tenant to make such payment to the Landlord.

     13. Notices. All notices, requests or other communications required to be given pursuant to this Agreement shall be in writing and shall be personally delivered; delivered by overnight courier; or mailed by registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:

                                 If to the Landlord:

                                      _____________________
                                      _____________________
                                      _____________________
                                      Att.:________________

    With a copy to:

                                      _____________________
                                      _____________________
                                      _____________________
                                      Att.:________________

                                 If to the Mortgagee:

                                      Fleet Bank, N.A.
                                      300 Broadhollow Road
                                      Melvlle. New York. 11747

                                      Att:Christopher Mendelsohn
                                      Vice-President

                                 With a copy to:

                                      Cullen & Dykman
                                      100 Quentin Roosevelt Boulevard
                                      Garden City, New York 11201-3611
                                      Attn.: Alan B. Wolfer, Esq.

                                 If to the Tenant:

                                      _____________________
                                      _____________________
                                      _____________________
                                      Att.:________________


                                 With a copy to:

                                      _____________________
                                      _____________________
                                      _____________________
                                      Att.:________________


     Any party may change the person or address to whom or which notices are to be given hereunder, by notice duly given hereunder; provided, however, that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed. Any notice or other communication given hereunder shall be deemed to have been given or delivered, if personally delivered or if delivered by overnight courier, upon delivery, and if sent by mail, on the third (3rd) business Day after mailing. Each party shall be entitled to rely on all communications which purport to be given on behalf of any other party hereto and purport to be signed by an authorized signatory of such party or the above indicated attorneys.

     14. No Warranties. The Mortgagee shall have no obligation, nor incur any liability, with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, the Landlord's title, the Landlord's authority, habitability, fitness for purpose or possession or otherwise.

     15. No Personal Liability. Anything herein or in the Lease to the contrary notwithstanding, in the event that the Mortgagee shall acquire title to the Premises, the Mortgagee shall have no obligation, nor incur any liability, beyond the Mortgagee's then interest, if any, in the Premises and the Tenant shall look exclusively to such interest of the Mortgagee, if any, in the Premises for the payment and discharge of any obligations imposed upon the Mortgagee hereunder or under the Lease. The Tenant further agrees that with respect to any money judgment which it may obtain or secure against the Mortgagee pursuant to its rights and remedies under the Lease, the Tenant shall look solely to the estate or interest owned by the Mortgagee in the Premises or any portion thereof, including, without limitation, the rents payable thereunder, or interest therein and the Tenant will not collect or attempt to collect any such judgment out of any other assets of the Mortgagee.

    IN WITNESS WHEREOF, the parties hereto have respectively signed and sealed this Agreement as of the day and year first above written.


                                                FLEET BANK, N.A.


ATTEST/WITNESS

                                                By:_________________________
                                                Name:_______________________
                                                Title:______________________


                                                BDC REALTY CORP.
ATTEST/WITNESS


                                                By:_________________________
                                                Name:_______________________
                                                Title:______________________

ATTEST/WITNESS                                  SLEEPY'S, INC.


                                                By:_________________________
                                                Name:_______________________
                                                Title:______________________



STATE OF NEW YORK )
                  ) SS.:
COUNTY OF SUFFOLK )

     On this _____ day of ________, 199_, before me personally came ______________, to me known, who being duly sworn, did depose and say that he resides at __________________, that he is a Vice-President of FLEET BANK, N.A. a national banking association the association described in and which executed the foregoing instrument; and that he executed the foreoing instrument by authority of the Board of Directors of said association.


                                                ________________________________

STATE OF NEW YORK )
                  ) SS.:
COUNTY OF ________)


     On this ______ day of ________, 199_, before me came ________________ to me known, who being by me duly sworn, did depose and say that he resides at _________________, that he is the _____________________ of BDC REALTY CORP., the
corporation described in and which executed the foregoing instrument; and that he executed the foregoing instrument by authority of the Board of Directors of said corporation.

                                                ________________________________

STATE OF NEW YORK )
                  ) SS.:
COUNTY OF SUFFOLK )

     On this_____ day of __________,  199_, before me came  ______________ to me known, who being by me duly sworn, did depose and say that he resides at _______________, that he is the __________________ of SLEEPY'S, INC., the corporation described in and which executed the foregoing instrument; and that he executed the foregoing instrument by authority of the Board of Directors of said corporation.

                                                ________________________________

                                   SCHEDULE A

                              Property Description

                                   SCHEDULE B

                            Description of Mortgages

    1
    FILE NO.:
    TITLE NO.:
    PREMISES:175 South Central Avenue, Bethpage, New York

                                                                  Section:
                                                                  Block:49
                                                                  Lot:3
                                                                  County: Nassau



================================================================================

                                FLEET BANK, N.A.

                                      WITH

                                BCD REALTY CORP.


                                       AND

                                 SLEEPY'S, INC.

================================================================================

                    MORTGAGEE'S NON-DISTURBANCE AGREEMENT AND
                           TENANTS AGREEMENT TO ATTORN

================================================================================

                                   RECORD AND RETURN BY MAIL TO:
                                   Fleet Bank, N.A.
                                   300 Broadhollow Road
                                   Melville, New York 11747
                                   Attn:Christopher Mendelsohn
                                   Vice-President

                                    EXHIBIT C
                            (Existing Fee Mortgages)

                                      EXHIBIT D
                              (Sale-Purchase Agreement)

                                    EXHIBIT D

                             SALE-PURCHASE AGREEMENT

                  THIS SALE-PURCHASE AGREEMENT (this "Agreement"), made this _____ day of ___________________, ____ [which is the date of the exercise of the option to purchase (the "Option") pursuant to the Lease dated June __, 1996 between BDC Realty Corp., as Landlord, and Sleepy's, Inc., as Tenant (the "Lease") to which this Agreement is annexed] between the Landlord under the Lease having an office at the address to which notices under the Lease are to be forwarded ("Seller") and Sleepy's Inc., the Tenant under the lease on the date hereof, having an office at the address to which notices under the Lease are to be forwarded ("Purchaser").

                              W I T N E S S E T H :

                  1.       Recitals.

                  In  consideration  of  the  mutual  covenants  and  agreements hereinafter set forth, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller all those certain plots, pieces and parcels of land located at or known as 125 South Central Avenue, Bethpage, County of Nassau, State of New York ("Land"), more particularly described in Exhibit "A" annexed hereto and made a part hereof, together with all easements, rights of way, reservations, privileges, appurtenances, and other rights pertaining thereto, all buildings, structures and improvements thereon (collectively, "Building") and all fixtures, machinery, equipment and other articles of personal property attached or appurtenant thereto, or used in connection therewith and which are owned by the Seller, all oil, gas and mineral rights, if any, all off street parking rights and spaces, all rights in all alleys adjoining the premises, all right, title and interest, if any, of Seller in and to any land lying in the bed of any street, road or avenue opened or proposed, in front of or adjoining such premises, to the center line thereof, and all right, title and interest of Seller in and to any award made or to be made in lieu thereof and in and to any unpaid award for damages to said premises by reason of change of grade of any street (all of the foregoing is hereinafter collectively called the "Premises"); and Seller will execute and deliver to Purchaser, on the delivery of the Deed (hereinafter defined) and consummation of the transaction contemplated hereby (the "Closing"), or, at Purchaser's option, thereafter, on demand, all proper instruments for the conveyance of such title and the assignment and collection of any such award.

                  2.       Purchase Price.

                  A. The purchase price for the Premises (the "Purchase Price") is the amount determined pursuant to Article 33 of the Lease, and is payable as follows:

                           (a)      _________________________     and     no/100
($___________) Dollars (the "Downpayment") by check, payable to the attorney designated by Seller as Escrow Agent (the "Agent") simultaneously with the execution and delivery of this Agreement; and

                           (b)      the  balance by certified  or official  bank
check or checks payable to the order of Seller on the delivery of the Deed.

                  B. The Downpayment shall be held by the Agent in accordance with the provisions of Section 18 of this Agreement.

                  3.       Sale of the Premises and Acceptable Title.

                  The Premises shall be conveyed subject only to (a) the Lease and any subtenancies created by the Tenant thereunder; (b) the matters set forth in Exhibit "B" annexed hereto and made a part hereof; and (c) such other matters as are approved in writing by Purchaser (such items as are listed in Exhibit B and other matters being hereinafter collectively referred to as the "Permitted Exceptions").

                  4.       Closing Date.

                  The Closing shall take place at the office of Purchaser's attorney at ___________ _____________________________ at 10:00 A.M. on
________________, ____ [the date that is 90 days following the date hereof, or if that date is not a business day then the first business day thereafter] (the actual date of the Closing being herein referred to as the "Closing Date").

                  5.       Violations.

                  All violations of law or ordinances, orders or requirements noted in or issued by any federal, state, county or municipal authorities having jurisdiction against or affecting the Premises on the Closing Date, which, pursuant to the Lease, are the Landlord's obligation to comply with or cure, shall be complied with by Seller, at its sole cost and expense, by the Closing Date, and this provision of the Agreement shall survive the Closing. All liens which are not Permitted Exceptions and which have attached to the Premises prior to the Closing, shall be removed or complied with by Seller, at its sole cost and expense. Seller shall furnish Purchaser with an authorization to make the necessary violation searches and Purchaser and its authorized representatives shall have the right to enter upon and inspect the Premises from time to time on and before the Closing Date.

                  6.       Personalty.

                  All fixtures and articles of personal property attached or appurtenant to or used in connection with the Premises (other than those belonging to tenants of the Premises) are represented to be owned by the Seller and free of any liens, encumbrances and adverse claims, and are included in this sale.

                  7.       Documents to be Delivered by Seller at Closing.

                  A. At the Closing, Seller shall deliver to Purchaser a good and sufficient bargain and sale with covenants against grantor's acts deed (the "Deed"), containing all customary covenants, so as to convey to Purchaser good, marketable and insurable fee simple absolute title to the Premises, free of all liens and encumbrances other than the Permitted Exceptions, and shall contain the covenant required by subdivision 5 of Section 13, of the Lien Law.

                  B. At the Closing, the Seller also shall deliver to the Purchaser an assignment (the "Assignment") of the Lease (including, without limitation, any subleases previously assigned to the Landlord thereunder), collateral guarantees and all security deposits made thereunder, containing a covenant of good title and the Seller's representation and warranty that there have been no prior assignments of the Lease.

                  C. The Deed and the Assignment each shall be in recordable form and duly executed and acknowledged. The Deed shall have affixed thereto any requisite surtax and documentary tax stamps, in proper amount, affixed by Seller, at Seller's sole cost and expense. At the Closing, Seller shall deliver to Purchaser its certified check(s), to the order of the appropriate tax collecting agency or official, in the amount of all transfer taxes and other taxes and charges in connection with the sale and transfer of the Premises by Seller to Purchaser and the recording of the Deed.

                  D. At the Closing, the Seller shall deliver to the Purchaser a bill of sale (the "Bill of Sale") conveying, transferring and selling to the Purchaser all right, title and interest of the Seller in and to all personal property, building equipment and maintenance equipment which are owned by the Seller and being sold to the Purchaser. The Bill of Sale shall contain a warranty that such property is free and clear of all liens, encumbrances, security interests and adverse claims. It is agreed that the value of such property does not exceed One Thousand ($1,000.00) Dollars; that the Purchaser shall prepare any required sales tax return; that said return shall be executed by the Seller at the Closing; and that the Seller shall file same and pay the sales tax due thereon promptly after the Closing Date.

                  E. A draft of the Deed, the Assignment and the Bill of Sale, and a proposed schedule of apportionments shall be delivered by Seller to Purchaser's attorneys for review and approval at least ten (10) business days prior to the Closing Date.

                  F. If Seller is a corporation, Seller shall deliver to Purchaser at the Closing a sworn certificate by the secretary of Seller certifying that the Board of Directors and Shareholders of Seller have adopted resolutions authorizing the sale of the Premises pursuant to this Agreement and delivery of the Deed, Assignment and Bill of Sale and all other documents delivered to Purchaser, and setting forth such additional facts, if any, needed to show that the conveyance is in conformity with applicable law.

                  G. At the Closing, Seller shall deliver to Purchaser checks to the order of the appropriate officers in payment of all applicable realty transfer fees and real property and/or documentary transfer taxes and copies of any required tax returns therefor executed by Seller, which checks shall be certified or official bank checks if required by the taxing authority, unless Seller elects to have Purchaser pay any of such taxes and credit Purchaser with the amount thereof.

                  H. At the Closing, Seller shall deliver possession of the Premises.

                  I. At the Closing, Seller shall deliver to Purchaser, such affidavits as Purchaser's title insurance company shall require in order to omit from its title insurance policy exceptions for judgments, bankruptcies or other returns against persons or entities whose names are the same as or similar to Seller's name.

                  J. At the Closing, Seller shall deliver to Purchaser an affidavit stating, under penalty of perjury, Seller's United States taxpayer identification number and that Seller is not a "foreign person" as defined in
Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and otherwise in the form prescribed by the Internal Revenue Service.

                  K. At the Closing, Seller shall deliver any affidavits, statements, certifications or other documents which are required by the laws and regulations of the state and local governmental authorities in which the Land is located, to be delivered by sellers of real estate, and shall also deliver all other documents it is required to deliver pursuant to the provisions of this Agreement.

                  8.       Apportionments.

                  A. The following are to be apportioned between the parties as of and on the Closing Date:

                           (a)      real  estate  taxes,  and  water  and  sewer
charges, if any, on the basis of the fiscal year for which the same have been assessed.

                           (b)      prepaid rents and additional rents under the
Lease.

                  B. If the Closing Date shall occur before the new real estate tax rate is fixed, the apportionment of taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation. Promptly after the new real estate tax rate is fixed the apportionment of real estate taxes shall be recomputed. Any discrepancy resulting from such recomputation shall be promptly corrected and the proper party reimbursed, which obligation shall survive the Closing.

                  C. The amount of any unpaid taxes or assessments, which Seller is obligated to pay and discharge, with interest and penalties thereon to the tenth (10th) business day after the Closing Date, may at the option of Seller be allowed to Purchaser out of the balance of the Purchase Price, provided official bills therefor with interest and penalties thereon are furnished by Seller at the Closing, and provided further that Purchaser's title insurance company will insure Purchaser against collection of said items.

                  9.       Title Insurance.

                  A. Within ten (10) days after the date of this Agreement, Purchaser shall order a title insurance search and commitment for an owner's title insurance policy (ALTA Owner's Policy - 4/6/90 form) from First American Title Insurance Company or any other reputable title insurance company permitted to do business in the state in which the Premises are located (the "Purchasers title insurance company"), setting forth the status of title to the Premises and any defects in or objections or exceptions to title, together with true and correct copies of all instruments giving rise to such defects, objections or exceptions. Purchaser shall promptly forward a copy of such commitment to Seller upon receipt. If any defects, objections or exceptions in title appear in such commitment (other than the Permitted Exceptions, standard printed exceptions, and any other exceptions that will be removed on the payment by Seller of an additional premium or the submission by Seller of appropriate affidavits or documentary evidence) which are unacceptable to Purchaser and which Purchaser is not required to accept under the terms of this Agreement, Seller shall forthwith undertake, with due diligence, to eliminate such unacceptable defects, objections or exceptions. Upon approval of Purchaser, Seller may adjourn the Closing for thirty (30) business days in which to eliminate such unacceptable defects, objections or exceptions. If Seller is unable to eliminate such unacceptable defects, objections or exceptions and convey title in accordance with the terms of this Agreement on or before the Closing Date, as the same may have been extended, Seller shall so notify Purchaser and Purchaser may thereafter (a) terminate this Agreement by notice given to Seller, in which event the provisions of subsection A of Section 10 hereof shall apply; or (b) elect to accept title subject to such unacceptable defects, objections or exceptions and receive a credit against the Purchase Price in an amount equal to the cost of removing the same.

                  B.       If any instruments or  affidavits   are  required  by
Purchaser's title insurance company in order to eliminate a defect in or objection or exception to title, the following shall apply:

                           (a)      all such instruments and affidavits shall be
in such form and shall contain such terms and conditions as may be required by such title insurance company to satisfy said company sufficiently for it to omit any defect in or objection or exception to title; and

                           (b)      Seller  agrees to execute,  acknowledge  and
deliver any such instrument and affidavit.

                  C. If a search of the title discloses judgments, bankruptcies or other returns against other persons having names the same as or similar to that of Seller, Seller, on request, shall deliver to Purchaser affidavits showing that such judgments, bankruptcies or other returns are not against Seller. Seller also shall deliver any affidavits and documentary evidence required by Purchaser's title insurance company to eliminate defects, objections or exceptions appearing in its title search and commitment.

                  10.      Seller's Ability to Convey Title.

                  A. Subject to Seller's obligations under subsection B of this Section 10, if Seller is unable to convey title in accordance with the terms of this Agreement and Purchaser elects to terminate this Agreement, the Downpayment shall be refunded to Purchaser, with all interest earned thereon, and Seller shall pay the cost of any title search made, and any survey obtained and of any insurance commitment issued, by Purchaser's title insurance company in connection with this Agreement or the Option and any expenses, including but not limited to reasonable attorneys' fees and disbursements, incurred by Purchaser in connection with the sale and purchase of the Premises. Upon such refund and payment, this Agreement shall terminate and neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under Section 15 hereof.

                  B. Seller shall eliminate any unpaid taxes, water charges, sewer rents, assessments, liens and encumbrances together with interest thereon, affecting the Premises, excepting those which are the Tenant's obligation under the Lease to pay or discharge, which may be removed or satisfied by the payment of a liquidated sum of money, and Seller shall not be deemed unable to convey title in accordance with the terms of this Agreement if it shall fail or refuse to eliminate any such liens or encumbrances. Notwithstanding the foregoing, however, Seller may, in lieu of satisfying such liens or encumbrances, deposit with Purchaser's title insurance company such amount of money as may be determined by said company as being sufficient to induce it to insure Purchaser against collection of such liens, unpaid taxes, water charges, sewer rents, assessments, and/or encumbrances, including interest and penalties, against the Premises, in which event such liens and encumbrances shall not be objections to title.

                  11.      Seller's Remedies.

                  If Seller shall be in compliance with all its obligations hereunder and shall tender the Deed, Assignment and Bill of Sale and any other instruments required by this Agreement in full compliance with its obligations hereunder and Purchaser shall fail or refuse to close title as required by the terms of this Agreement, or if Purchaser otherwise defaults hereunder so that Seller has the right to refuse to close title, then Seller's sole remedy shall be to retain the Downpayment with any interest earned thereon, as liquidated damages, it being agreed that Seller's damages are difficult if not impossible to ascertain, and thereupon neither party to this Agreement shall have any further rights or obligations hereunder.

                  12.      Seller's Representations.

                  Seller represents, warrants and agrees that:

                           (a)      Seller  owns legal and  beneficial  title to
the Premises, free and clear of all liens and encumbrances except for the Permitted Exceptions; and

                           (b)      Seller  is not a "foreign  person",  as that
term is defined for purposes of the Foreign Investment in Real Property Tax Act, Internal Revenue Code ("IRC") Section 1445, as amended, and the regulations promulgated thereunder (collectively "FIRPTA").

                  13.      Purchaser's Waiver.

                  Purchaser may waive compliance by Seller with respect to any of Seller's representations, warranties and agreements set forth in this Agreement.

                  14.      Notices.

                   Any notice or demand required or permitted to be given or made hereunder to or upon either party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or an overnight courier service against receipt, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by telegram, telecopy, telex or similar electronic means, provided that a written copy thereof is sent on the same day by postage paid first-class mail, to such party at the following address:

To Seller at:             to the addresses and persons provided in the Lease, to
                          which notices are to be sent.

To Purchaser at:          to the addresses and persons provided in the Lease, to
                          which notices are to be sent.

or such other address as either party hereto may at any time, or from time to time, direct by notice given to the other party in accordance with this Section. The date of giving or making of any such notice or demand shall be, in the case of clause (a)(i), the date of the receipt; in the case of clause (a)(ii), three business days after such notice or demand is sent; and, in the case of clause
(b), the business day next following the date such notice or demand is sent.

                  15.      Broker.

                  Each of the parties hereto agrees that it has not dealt with any broker in connection with this transaction. The parties acknowledge that this Agreement was brought about by direct negotiation between Seller and Purchaser and that neither Seller nor Purchaser know of anyone entitled to a commission in connection with this transaction. Seller and Purchaser shall indemnify and defend each other against any and all claims, demands, costs, expenses or causes of actions arising out of a breach of the agreements contained in this Section 15. The representations, warranties and indemnities contained in this Section 15 shall survive the Closing, or if the Closing does not occur, the termination of this Agreement.

                  16.      Condemnation.

                  If, prior to the Closing Date, all or any portion of the Premises is taken by eminent domain or condemnation (or is the subject of a pending or contemplated taking which has not been consummated), Seller shall notify Purchaser of such fact and Purchaser shall have the option to terminate this Agreement upon notice to Seller given not later than fifteen (15) days after receipt of Seller's notice. If this Agreement is terminated, as aforesaid, the Downpayment shall be refunded to Purchaser, with all interest earned thereon, and Seller shall pay the cost of any survey obtained and of any title search made, and any insurance commitment issued by Purchaser's title insurance company in connection with this Agreement. Upon such refund and payment neither party shall have any further rights or obligations hereunder other than any arising under Section 15 hereof. If Purchaser does not exercise this option to terminate this Agreement, there shall be a fair and equitable adjustment of the

Purchase Price or, at the option of Purchaser, in lieu of such adjustment, Seller shall assign and turn over, and Purchaser shall be entitled to receive and keep, all awards or other proceeds for the taking by eminent domain or condemnation.

                  17.      Liens.

                  Purchaser shall have a lien against the Premises for the amount of the Downpayment, the aforesaid title insurance company expenses, any cost of making and/or updating the survey and any other expenses, including, without limitation reasonable attorneys' fees and disbursements, incurred by Purchaser.

                  18.      Escrow.

                  The Downpayment shall be held by the Agent, in trust, on the terms hereinafter set forth:

                            (a)      The  Agent shall  deposit  the  Downpayment
(hereinafter referred to as the "Deposit") in a special interest-bearing commercial bank account in the City and State of New York, shall not commingle the Deposit with any funds of the Agent or others and shall promptly advise Purchaser of the name and location of the bank in which the deposit is made and the number of the bank account.

                            (b)      If  the  Closing  takes  place  under  this
Agreement, the Agent shall deliver the Deposit and all interest earned thereon to, or upon the instructions of, Seller on the Closing Date.

                            (c)      If   Purchaser  has  defaulted  under  this
Agreement and has failed to close title in accordance with the terms of this Agreement, and Seller is not then in default under this Agreement, and Seller terminates this Agreement in accordance with the terms hereof, the Agent shall pay the Deposit and all interest earned thereon to Seller in accordance with the provisions thereof.

                            (d)      If  the  Closing  does not take place under
this Agreement for any reason other than that described in 18(c) above, the Agent shall pay the Deposit (and all interest earned thereon) to Purchaser.

                            (e)      It  is agreed  that the duties of the Agent
are only as herein specifically provided, and subject to the provisions of subparagraph (d) hereof, are purely ministerial in nature, and that the Agent shall incur no liability whatsoever except for willful misconduct or gross negligence, as long as the Agent has acted in good faith. Seller and Purchaser each release the Agent from any act done or omitted to be done by the Agent in good faith in the performance of its duties hereunder. Seller and Purchaser hereby indemnify and agree to hold the Agent harmless from and against any and all losses, damages, costs or expenses the Agent may incur unless caused by its willful misconduct or gross negligence.

                            (f)      The  Agent is acting as a stakeholder  only
and without compensation with respect to the Deposit and the interest earned thereon. If for any reason the Closing does not occur and either party makes a written demand upon the Agent for payment of the Deposit and the interest earned thereon, or if there is any dispute as to whether the Agent is obligated to deliver the Deposit and the interest earned thereon, the Agent shall give written notice to the other party of such demand. If the Agent does not receive a written objection from the other party to the proposed payment within ten (10) business days after the giving of such notice, the Agent is hereby authorized to make such payment. If the Agent does receive such written objection within such ten (10) day period or if for any other reason the Agent in good faith shall elect not to make such payment, the Agent shall continue to hold such amount until otherwise directed by written instructions from the parties to this Agreement or a final judgment of a court. However, the Agent shall have the right at any time to deposit the escrowed proceeds and interest thereon, if any, with the Clerk of a Court of competent jurisdiction of the County in which the Premises are located. The Agent shall give written notice of such deposit to Seller and Purchaser. Upon such deposit the Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.

                            (g)      The  Agent has executed  this  Agreement in
order to confirm that the Agent is holding and will hold the Downpayment and interest, in escrow, pursuant to the provisions hereof.

                  19.      Expenses.

                            (a)      At  the  Closing,  Seller  shall  deliver a
certified or official bank check to the order of the recording officer of the county in which the Deed is to be recorded for the amount of the documentary stamps to be affixed thereto in accordance with Article 31 of the Tax Law of the State of New York. At Seller's option, Purchaser shall pay all of the same and shall receive a credit for such amount on account of the portion of the Purchase Price due at Closing.

                            (b)      [OMITTED]

                            (c)      Seller and Purchaser shall both execute and
deliver to each other and the Purchaser's title insurance company on or before the Closing all affidavits, statements and returns required to be delivered with respect to this transaction pursuant to Articles 31 and 31-B of the New York State Tax Law and will comply in a timely manner with all provisions of said Articles in such manner as to prevent any delay in the closing of title. Seller and Purchaser each hereby agrees to defend and indemnify the other from all costs and liabilities (including reasonable attorney's fees) for failure to make the foregoing payments required pursuant to this Article at or following Closing. Such obligation and indemnity shall survive the Closing and the delivery of the Deed.

                            (d)      (i)      Purchaser   shall  duly  complete,
execute, and attest the "transferee" form for this transaction promulgated by the New York State Commissioner of Taxation and Finance, pursuant to Article 3lB, Section 1447 of the New York State Tax Law (the "Tax Law"), and shall deliver same to Seller's attorneys, not later than five (5) days following the date of this Agreement. Seller shall duly complete, execute, and attest the "transferor" form so promulgated and shall cause such transferee and transferor forms to be appropriately filed with the State Tax Commission, pursuant to Section 1447(e) of the Tax Law, not later than twenty-one (21) days prior to the Closing Date set forth herein.

                                     (ii)     At  Seller's  expense,   Purchaser
agrees to fully cooperate with Seller and the Tax Commission in the determination of the tax, if any, payable pursuant to Article 3lB of the Tax Law (the "Gains Tax").

                                     (iii)     Seller     shall    be     solely
responsible to pay the Gains Tax, if any, on the conveyance of the Premises to Purchaser and to file, prior to, at or following Closing, any tax returns and reports Seller is required to file in connection therewith. Seller hereby agrees to defend and indemnify Purchaser (including reasonable attorney's fees) against payment by Purchaser of any Gains Tax, interest or penalties payable by Seller pursuant to this Agreement. Seller shall have the right to pay any Gains Tax under protest.

                                     (iv)     Seller  shall deliver to Purchaser
or his designee at the closing a statement of tentative assessment of the amount of tax or a statement that no tax is due pursuant to Section 1447(2) of the Tax Law (either such statement being herein called an "Assessment Statement").

                                     (v)      Seller   shall   pay  in  full  at
Closing any tax shown to be due on any Assessment Statement. Purchaser, if Seller complies with the foregoing, shall transfer to Seller at Closing the full consideration due under this Agreement without any offset or payment to the State for the Gains Tax due. Notwithstanding the foregoing, on request of Seller within a reasonable time prior to Closing, Purchaser shall furnish Seller, from the amount of the Purchase Price due Seller at Closing, a certified check payable as Seller may direct to facilitate payment of the Gains Tax.

                                     (vi)     Seller    reserves    the   right,
following the Closing, to apply for a refund of any Gains Tax paid. Any such refund if obtained shall belong solely to Seller.

                                     (vii)     The provisions of this clause (d)
shall survive the Closing and delivery of the Deed.

                  20.      Documents to be Delivered by Purchaser at Closing.

                  At the Closing, Purchaser shall:

                            (a)      deliver  to Seller checks in payment of the
portion of the Purchase Price payable at the Closing, as adjusted for apportionments under Section 8; and

                            (b)      deliver  any other  documents  required  by
this Agreement to be delivered by Purchaser.

                  21.      Limit of Liability.

                  Seller agrees that neither the directors, officers, employees, shareholders, nor any agents of Purchaser have any personal obligations hereunder, and that Seller shall not seek to assert any claim or enforce any of its rights hereunder against such directors, officers, employees, shareholders or agents of Purchaser or against any other person, partnership, corporation or trust, as principal of Purchaser, whether disclosed or undisclosed.

                  22.      Purchaser's Remedies.

                  If Seller fails to comply with any of the provisions of this Agreement then, in addition to all other legal remedies available to Purchaser by reason of Seller's default, Purchaser shall have the right to obtain specific performance of Seller's obligations hereunder.

                  23.      Entire Agreement.

                  This Agreement, including all of the exhibits attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof, and all prior understandings, representations, statements (oral or written), and agreements heretofore or simultaneously had between the parties are merged in and are contained in this Agreement.

                  24.      Assignment.

                  This Agreement may not be assigned by Purchaser.

                  25.      Expense of Litigation.

                  If either party incurs any expense, including reasonable attorneys' fees, in connection with any action or proceeding instituted by either party by reason of any default or alleged default of the other party hereunder, the party prevailing in such action or proceeding shall be entitled to recover its said reasonable expenses from the other party.

                  26.      Miscellaneous.

                  A. This Agreement may not be changed, modified or terminated, except by an instrument executed by the parties hereto who are or will be affected by the terms of such instrument.

                  B. No waiver by either party of any failure or refusal to comply with its obligations shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

                  C.       This  Agreement and the terms and  provisions  hereof
shall  inure  to  the  benefit  of,  and  shall  bind,  the  heirs,   executors,
administrators, successors and assigns of the respective parties.

                  D. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this

Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

                  E. This Agreement shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

                  F. All words or terms in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number or gender as the context may require.

                                  [END OF PAGE]

                  G. Captions in this Agreement are inserted for convenience of reference only and do not define, describe or limit the scope or the intent of this Agreement or any of the terms hereof, and shall not be considered in interpreting or construing this Agreement.

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                               SELLER


                                               By:______________________________
                                                   Name:
                                                   Title:

                                                PURCHASER


                                                 By:____________________________
                                                     Name:
                                                     Title:

The undersigned hereby acknowledges receipt of the Downpayment of $20,000.00 by check, subject to collection, to be held in escrow, pursuant to Section 18 of this Agreement.

_________________________ Agent


By:______________________
    Name:
    Title:
    Address of Agent:

                                LIST OF EXHIBITS

Exhibit

A          Description

B          Permitted Exceptions

                                   EXHIBIT "A"

                                   Description

ALL that certain plot, piece or parcel of land with the buildings and improvements thereon erected, situate, lying and being near Farmingdale, Town of Oyster Bay, County of Nassau and State of New York, more particularly bounded and described as follows:


BEGINNING at a point on the Easterly side of Seaford Oyster Bay Expressway, said point being the dividing line of the premises about to be described and Land now or formerly of Cascelta Corporation said point is also distant 935.7 more or less southerly from the extreme southerly end of the arc of a curve connecting the southerly side of Central Avenue and the easterly side of Seaford Oyster Bay Expressway;

RUNNING THENCE South 79 degrees 09 minutes 28 seconds East 894.81 feet, which point is also distant 500.63 feet southerly from land of Long Island Railroad;

THENCE South 03 degrees 43 minutes 22 seconds West 552 feet;

THENCE North 79 degrees 09 minutes 28 seconds West 981.25 feet to the easterly side of Seaford Oyster Bay Expressway;

RUNNING THENCE North 12 degrees 43 minutes 38 seconds East along the easterly side of Seaford Oyster Bay Expressway 548.04 feet to the point or place of BEGINNING.

                                   EXHIBIT "B"

                              Permitted Exceptions

                    Purchaser shall take title to the Premises subject to:

                  1. Present and future laws, ordinances, codes, resolutions, requirements, orders and regulations of all municipal, county, state or federal governments having jurisdiction over the Premises and the use of improvements thereof, including without limitation, if applicable, rights of governmental authorities to require the removal of any vaults, vault spaces, areas, chutes or other spaces or projections beyond the building lines or of any curb cut.

                  2. Encroachments and/or projections of stoops, stoop areas, cellar steps, window trims, vent pipes, cellar doors, steps, columns and column bases, flue pipes, signs, piers, lin tels, window sills, fire escapes, ledges, fences, coping, trim and cornices, if any, upon, under or above any street or highway, the Premises or any adjoining premises.

                  3. The rights, if any, of any utility company to maintain lines, pipes, wires, cables, poles and distribution boxes and equipment in, under, over and upon the Premises.

                  4. Any state of facts in addition to or subsequent to the state of facts disclosed by the Survey (hereinafter defined), which an accurate survey of the Premises would disclose provided the same does not render title unmarketable.

                  5. Such physical condition of the Premises and of the appurtenances, fixtures, equipment and personal property included in this sale as a physical inspection thereof will disclose.

                  6.        The Lease.

                  7. Any liens, encumbrance, charge or other matter (including without limitation, violations of federal, state or municipal laws, ordinances or requirements), which the Tenant under the Lease is by the terms of the Lease or by law required to discharge, remove or comply with.

                  8. Covenants, restrictions, reservations, easements and agreements of record at the time of the execution of the Lease.

                  9. All notices of violations of law or municipal ordinances, orders or requirements noted in or issued by the Department of Housing and Buildings, Air Resources, Transportation, Fire, Labor, Health, or other state or municipal departments having jurisdiction against or affecting the Premises, whether heretofore or hereafter issued or noted and all conditions which may now or hereafter constitute a violation regardless of whether same have been noted by any such department.

                  10. Any financing statements or chattel mortgages entered into by, or arising from, the acts of any tenant of the Premises, any financing statements filed on a day more than five years prior to closing and any financing statements or chattel mortgages filed against property no longer on the Premises;

                  11. Such state of facts as are shown by a survey prepared by Barrett, Bonacci, Hyman & Van Wheele and last dated May 9, 1994 (the "Survey").

                  12.        The   liens  of  real  estate  taxes,  water  meter
charges, water frontage charges, sewer taxes, rent and charges.

                  13.        Electric Easement in Liber 5993, p. 245.

                                   EXHIBIT E
           (Letter Agreements with holders of Existing Fee Mortgages)

                                   EXHIBIT E
           (Letter Agreements with holders of Existing Fee Mortgages)

                       U.S. Small Business Administration
                                26 Federal Plaza
                            New York, New York 10278



                                                              June __, 1996


BDC Realty Corp.
175 Central Avenue South
Bethpage, New York 11714

                  Re:  Lease dated June ____, 1996 between
                       BDC Realty Corp. and Sleepy's Inc. (the "Lease")

Gentlemen:

                  Reference is made to Section 17.03(b) of the above-captioned Lease (a copy of which Section is annexed hereto and made a part hereof). All capitalized terms used herein and not defined shall have the respective meanings ascribed to them in Section 17.03 of the Lease.

                  This letter is to set forth the agreement between the U.S. Small Business Administration (the "SBA") and BDC Realty Corp. (the "Borrower") with respect to the circumstances under which the SBA may exercise its right under Section 17.03(b) of the Lease to direct the tenant under the Lease (the "Tenant") to make Designated SBA Payments to the SBA and the respective rights and obligations of the SBA and the Borrower with respect to the Designated SBA Payments.

1. In the event that the Borrower has defaulted in making a monthly payment due with respect to the SBA Note or any payment due under the SBA Mortgage and such default has continued beyond the applicable notice and cure period and remains uncured, then the SBA, at its option, may elect to notify Tenant, pursuant to Section 17.03(b) of the Lease, to make the monthly Designated SBA Payment to the SBA. Otherwise, the SBA shall have no right to collect any such payments from Tenant.

2. The amount of the monthly Designated SBA Payment which the SBA may collect from Tenant after the occurrence of the events described in the foregoing Paragraph 1, shall be equal to $___________.

3. The SBA shall simultaneously send to the Borrower, in accordance with the notice provisions of the SBA Mortgage, a copy of any notice sent to Tenant pursuant to this letter agreement and/or Section 17.03(b) of the Lease. Upon the Borrower's receipt of a copy of the SBA's initial letter to Tenant directing Tenant to make the Designated SBA Payments to the SBA, the Borrower, except as otherwise provided in paragraph 6 hereof, shall not pay any further monthly installments of principal and interest due under the SBA

         Note to the SBA, unless and until the Borrower receives a copy of the SBA's notice to Tenant directing Tenant to cease making the Designated SBA Payments to the SBA.

4. Any Designated SBA Payment which the SBA receives from Tenant shall be on account of the debt evidenced by the SBA Note and shall be applied in accordance with the applicable terms thereof and of the SBA Mortgage.

5. If Tenant fails to timely pay any Designated SBA Payment which it is required to pay to the SBA, the SBA shall, within ten (10) business days following such failure, notify the Borrower thereof and the Borrower shall have the opportunity to cure any such default. All notice and grace periods under the SBA Note and/or the SBA Mortgage applicable to each such defaulted payment shall be extended by the number of days which elapse from the due date of such defaulted payment until the date that the SBA gives to the Borrower the notice required by this sentence. The provisions of this Paragraph 5 shall not affect any other rights to notice which the Borrower has under the SBA Note, the SBA Mortgage and/or any other documents or instruments related thereto.

6. At such time as the debt evidenced by the SBA Note and all sums due to the SBA under the SBA Mortgage have been paid in full, the SBA shall promptly send a notice to Tenant directing it to cease making Designated SBA Payments to the SBA and to make all future payments due under the Lease directly to the landlord thereunder. Any payments which the SBA receives from Tenant after the debt evidenced by the SBA Note has been paid in full shall be promptly paid by the SBA to the Borrower.

7. Prior to such time as the debt evidenced by the SBA Note and all sums due to the SBA under the SBA Mortgage have been paid in full, the SBA, in its sole and absolute discretion, may direct Tenant to cease making Designated SBA Payments to the SBA and to make all future payments due under the Lease directly to the landlord thereunder.

8. The terms and conditions of this letter agreement shall be binding upon, and inure to the benefit of, the SBA and the Borrower and their respective successors and assigns.

                                             Very truly yours,

                                             U.S. SMALL BUSINESS ADMINISTRATION



                                             By:________________________________

                                   Fleet Bank
                             100 Jericho Quadrangle
                          Jericho, New York 11753-1004




                                                              June __, 1996


BDC Realty Corp.
175 Central Avenue South
Bethpage, New York 11714

                  Re:  Lease dated June ____, 1996 between
                       BDC Realty Corp. and Sleepy's Inc. (the "Lease")

Gentlemen:

                  Reference is made to Section 17.03(a) of the above-captioned Lease (a copy of which Section is annexed hereto and made a part hereof). All capitalized terms used herein and not defined shall have the respective meanings ascribed to them in Section 17.03(a) of the Lease.

                  This letter is to set forth the agreement between Fleet Bank (the "Bank") and BDC Realty Corp. (the "Borrower") with respect to the circumstances under which the Bank may exercise its right under Section 17.03(a) of the Lease to direct the tenant under the Lease (the "Tenant") to make Designated Fleet Payments to the Bank and the respective rights and obligations of the Bank and the Borrower with respect to the Designated Fleet Payments.

1. In the event that the Borrower has defaulted in making a monthly payment due with respect to any of the Fleet Notes or any payment due under the Fleet Mortgage and such default has continued beyond the applicable notice and cure period and remains uncured, then the Bank, at its option, may elect to notify Tenant, pursuant to Section 17.03(a) of the Lease, to make the monthly Designated Fleet Payment to the Bank. Otherwise, the Bank shall have no right to collect any such payments from Tenant.

2. The amount of the monthly Designated Fleet Payment which the Bank may collect from Tenant after the occurrence of the events described in the foregoing Paragraph 1, shall be equal to the lesser of (i) the aggregate amount of the monthly installments of principal and interest then due under all of the Fleet Notes and the sums due to the Fleet Mortgagee under the Fleet Mortgage and (ii) the then monthly installment of Rent due under the Lease. If at any time after the Bank has exercised its right to collect the monthly Designated Fleet Payment from Tenant, the aggregate amount of the monthly installment of principal and interest due under the Fleet Notes changes, then the Bank shall within ten (10) business days of the Bank thereafter notify Tenant of the changed amount of the monthly Designated Fleet Payment. In the event that Tenant, at any time, has paid more than it is required to pay with respect to the Designated Fleet Payments (either because the Bank has failed to promptly notify Tenant of a change in the amount of the required monthly Designated Fleet Payment or otherwise), the Bank promptly shall either credit such overpayment against the next due Designated Fleet Payments or refund the overpayment to the Borrower and shall promptly notify Tenant of such credit or refund.

3. The Bank shall simultaneously send to the Borrower, in accordance with the notice provisions of the Fleet Mortgages, a copy of any notice sent to Tenant pursuant to this letter agreement and/or Section 17.03(a) of the Lease. Upon the Borrower's receipt of a copy of the Bank's initial letter to Tenant directing Tenant to make the Designated Fleet Payments to the Bank, the Borrower, except as otherwise provided in paragraph 6 hereof, shall not pay any further monthly installments of principal and interest due under the Fleet Notes to the Bank, unless and until the Borrower receives a copy of the Bank's notice to Tenant directing Tenant to cease making the Designated Fleet Payments to the Bank.

4. Any Designated Fleet Payment which the Bank receives from Tenant shall be on account of the debt evidenced by the Fleet Notes and shall be applied in accordance with the applicable terms thereof and of the Fleet Mortgages.

5. If Tenant fails to timely pay any Designated Fleet Payment which it is required to pay to the Bank, the Bank shall, within ten (10) business days of the Bank following such failure, notify the Borrower thereof and the Borrower shall have the opportunity to cure any such default. All notice and grace periods under the Fleet Notes and/or the Fleet Mortgage applicable to each such defaulted payment shall be extended by the number of days which elapse from the due date of such defaulted payment until the date that the Bank gives to the Borrower the notice required by this sentence. The provisions of this Paragraph 5 shall not affect any other rights to notice which the Borrower has under the Fleet Notes, the Fleet Mortgage and/or any other documents or instruments related thereto.

6. At such time as the debt evidenced by the Fleet Notes and all sums due to the Bank under the Fleet Mortgage have been paid in full, the Bank shall promptly send a notice to Tenant directing it to cease making Designated Fleet Payments to the Bank and to make all future payments due under the Lease directly to the landlord thereunder. Any payments which the Bank receives from Tenant after the debt evidenced by the Fleet Notes has been paid in full shall be promptly paid by the Bank to the Borrower.

7. Prior to such time as the debt evidenced by the Fleet Notes and all sums due to the Bank under the Fleet Mortgage have been paid in full, the Bank, in its sole and absolute discretion, may direct Tenant to cease making Designated Fleet Payments to the Bank and to make all future payments due under the Lease directly to the landlord thereunder.

8. The terms and conditions of this letter agreement shall be binding upon, and inure to the benefit of, the Bank and the Borrower and their respective successors and assigns.

                                              Very truly yours,

                                              FLEET BANK



                                              By:______________________________


                                       -2-


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